UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

OMNIVISION TECHNOLOGIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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☐ Fee paid previously with preliminary materials.
☐

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OMNIVISION TECHNOLOGIES, INC.

4275 Burton Drive

Santa Clara, California 95054

August 12, 2011

To our Stockholders:

You are cordially invited to attend the 2011 Annual Meeting of Stockholders of OmniVision Technologies, Inc., or the 2011 Annual Meeting, which will be held at our principal executive offices located at 4275 Burton Drive, Santa Clara, California 95054, on Thursday, September 29, 2011, at 10:00 a.m. local time.

We describe in detail the actions we expect to take at our 2011 Annual Meeting in the attached Notice of 2011 Annual Meeting of Stockholders and Proxy Statement.

It is important that your shares be represented and voted at the meeting.  You can vote your shares via the Internet, by telephone, by requesting a paper proxy card to complete and return by mail or by attending the meeting and voting in person.  Voting instructions for each of these voting methods are included in the accompanying proxy statement.  See “How do I vote?” in the proxy statement for more details.  You can revoke a proxy at any time prior to its exercise at the 2011 Annual Meeting by following the instructions in the proxy statement.  You may revoke your proxy in the manner described in the accompanying proxy statement at any time before it has been voted at the 2011 Annual Meeting.  Any stockholder of record attending the Annual Meeting may vote in person even if he or she has returned a proxy.

You may receive an additional copy of our Annual Report on Form 10-K or a copy of the exhibits to our Annual Report on Form 10-K without charge by sending a written request to our Vice President of Global Management and General Counsel at the address above.

We look forward to seeing you at the 2011 Annual Meeting.

Sincerely,

For the Board of Directors of
OMNIVISION TECHNOLOGIES, INC.

Shaw Hong
President, Chief Executive Officer and Director

YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE URGED TO SUBMIT YOUR PROXY BY TELEPHONE OR THE INTERNET OR REQUEST A PAPER PROXY CARD TO COMPLETE AND RETURN BY MAIL

OMNIVISION TECHNOLOGIES, INC.

4275 Burton Drive

Santa Clara, California 95054

NOTICE OF 2011 ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE	10:00 a.m. local time on Thursday, September 29, 2011.

PLACE	4275 Burton Drive, Santa Clara, California 95054.

ITEMS OF BUSINESS

(1)   To elect two Class II directors, each to serve until the expiration of his three (3) year term or until his successor is duly elected and qualified.

(2)   To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending April 30, 2012.

(3)   To approve an amendment to our 2007 Equity Incentive Plan to increase the number of shares available for issuance thereunder by 7,200,000 shares, to approve the 2007 Equity Incentive Plan for purposes of Code Section 162(m) and to approve other changes to the 2007 Equity Incentive Plan.

(4)   To approve an advisory (non-binding) resolution regarding the compensation of our executive officers.

(5)   To make an advisory (non-binding) vote on the frequency with which stockholders will vote on a non-binding resolution to approve the compensation of our executive officers in future years.

(6)   To transact such other business as may properly come before the meeting and any adjournment(s) thereof.

RECORD DATE	In order to vote, you must have been a stockholder at the close of business on August 1, 2011.

INTERNET AVAILABILITY

The Company will mail, on or about August 12, 2011, a Notice of Internet Availability of Proxy Materials to its stockholders of record and beneficial owners at the close of business on August 1, 2011. On the date of mailing of the Notice of Internet Availability of Proxy Materials, all stockholders and beneficial owners will have the ability to access all of the proxy materials on a website referred to in the Notice of Internet Availability of Proxy Materials. These proxy materials will be available free of charge.

The Notice of Internet Availability of Proxy Materials will identify the website where the proxy materials will be made available; the date, the time and location of our 2011 Annual Meeting of Stockholders; the matters to be acted upon at the meeting and the board of directors’ recommendations with regard to each matter; a toll-free telephone number, an e-mail address, and a website where stockholders can request a paper or e-mail copy of the proxy statement; our 2011 Annual Report to Stockholders and a form of proxy relating to our 2011 Annual Meeting of Stockholders and all of our future stockholders’ meetings;

information on how to access the form of proxy; and information on how to obtain directions to attend the meeting and vote in person.

PROXY VOTING

It is important that your shares be represented and voted at the meeting. You can vote your shares via the Internet, by telephone, by requesting a paper proxy card to complete and return by mail or by attending the meeting and voting in person. Voting instructions for each of these voting methods are included in the accompanying proxy statement. You can revoke a proxy at any time prior to its exercise at the 2011 Annual Meeting by following the instructions in the proxy statement.

Y. Vicky Chou Vice President of Global Management and General Counsel

Page

General Information	1
How do I vote?	1
Who is soliciting my vote?	2
What is the purpose of the 2011 Annual Meeting or what proposals will be voted on at the 2011 Annual Meeting?	2
What are the board of directors’ recommendations?	2
Who is entitled to vote at the 2011 Annual Meeting?	3
How many votes do I have?	3
What is the difference between holding shares as a stockholder of record and beneficial owner?	3
How many votes can be cast by all stockholders?	3
How many votes must be present to hold the 2011 Annual Meeting (what constitutes a quorum)?	3
How many votes are required to elect the Class II directors and adopt the other proposals?	3
What if I don’t vote for all of the items listed on my proxy?	4
What is a broker non-vote?	4
Can I change or revoke my vote after I submit a proxy?	5
What does it mean if I receive more than one proxy?	5
Who can attend the 2011 Annual Meeting?	5
Who will bear the cost of soliciting votes for the 2011 Annual Meeting?	5
Is a list of stockholders available?	5
What if multiple stockholders share the same address?	5
Is there any information that I should know about future meetings (what is the deadline for receipt of stockholder proposals or nominations for the 2012 Annual Meeting)?	6
Can I nominate director candidates?	6
How can I communicate with the independent directors?	6
How do I find out the voting results?	6
Who will count the vote?	6
What if I have questions about lost stock certificates or I need to change my mailing address?	6
Other Matters	6

Proposal One — Election of Class II Directors	7
General	7
Nominees	7
Vote Required and Board Recommendation	10
Proposal Two — Ratification of Appointment of Independent Registered Public Accounting Firm	10
Fees to PricewaterhouseCoopers LLP for Fiscal 2010 and 2011	10
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm	10
Vote Required and Board Recommendation	11
Proposal Three — Approval of the Amended 2007 Equity Incentive Plan	11
Summary of the 2007 Plan	12
Number of Awards Granted to Employees, Consultants, and Directors	15
Federal Tax Aspects	15
Vote Required and Board Recommendation	16
Proposal Four — Advisory Vote on Executive Compensation	16
Vote Required and Board Recommendation	17
Proposal Five — Advisory Vote on Frequency of an Advisory Vote on Executive Compensation	17
Vote Required and Board Recommendation	17
Corporate Governance	18
Board and Committee Meetings	18
Committees of the Board	18
Audit Committee	18

i

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OMNIVISION TECHNOLOGIES, INC.

PROXY STATEMENT FOR THE

2011 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

We are providing these proxy materials in connection with our 2011 Annual Meeting of Stockholders.  This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the 2011 Annual Meeting.  Please read it carefully.

In accordance with rules and regulations recently adopted by the SEC, instead of mailing a printed copy of our proxy materials to each stockholder of record, we are now furnishing proxy materials to our stockholders on the Internet.  If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials.  Instead, the Notice of Internet Availability of Proxy Materials will instruct you as to how you may access and review all of the important information contained in the proxy materials.  The Notice of Internet Availability of Proxy Materials also instructs you as to how you may submit your proxy on the Internet.  If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials or you would like to receive our future proxy materials electronically by e-mail, you should follow the instructions for requesting such materials included in the Notice of Internet Availability of Proxy Materials.

Choosing to receive your future proxy materials by e-mail will save us the cost of printing and mailing documents to you and will reduce the impact of our annual stockholders’ meetings on the environment.  If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site.  Your election to receive proxy materials by e-mail will remain in effect until you terminate it.

The Company expects to mail the Notice of Internet Availability of Proxy Materials on or about August 12, 2011 to all stockholders entitled to vote at the meeting.  On the date of mailing of the Notice of Internet Availability of Proxy Materials, all stockholders and beneficial owners will have the ability to access all of the Company’s proxy materials on a website referred to in the Notice of Internet Availability of Proxy Materials.  These proxy materials will be free of charge.

Q:                                   How do I vote?

A:                                   Your vote is important.  Stockholders may vote by proxy.  The Company is offering stockholders of record four (4) methods of voting:

Voting via Internet—Specific instructions on how to vote via the Internet are included in the Notice of Internet Availability of Proxy Materials.

Voting by Telephone—Specific instructions on how to vote via the telephone are included in the Notice of Internet Availability of Proxy Materials.

Please note that the Internet and telephone voting facilities will close at 11:59 p.m. (EDT) on September 28, 2011.

Voting by Mail—You may request a proxy card from Broadridge Financial Solutions, Inc., or Broadridge, and indicate your vote by completing, signing and dating the proxy card where indicated and by returning it in the prepaid envelope that will be included with the proxy card.

Your shares will be voted in accordance with the instructions you indicate on the proxy card.  If you submit the proxy card but do not indicate your voting instructions, your shares will be voted as follows:

•                  for the election of the nominees for director identified in Proposal One;

•                  for the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending April 30, 2012, as identified in Proposal Two;

•                  for the approval of an amendment to our 2007 Equity Incentive Plan to increase the number of shares available for issuance thereunder by 7,200,000 shares, the approval of the 2007 Equity Incentive Plan for purposes of Code Section 162(m) and the approval of other changes to the 2007 Equity Incentive Plan, as identified in Proposal Three;

•                  for the approval of an advisory (non-binding) resolution regarding the compensation of our executive officers as identified in Proposal Four;

•                  for the stockholders to vote on a non-binding resolution to approve the compensation of our executive officers every year as identified in Proposal Five; and

•                  for or against other matters that come before the 2011 Annual Meeting, as the proxy holders deem advisable.

Voting in Person at the Meeting—If you plan to attend the 2011 Annual Meeting and vote in person, we will provide you with a ballot at the meeting.  If your shares are registered directly in your name, you are considered the stockholder of record and you have the right to vote in person at the meeting.  If you choose to do so, please bring your Notice of Internet Availability of Proxy Materials and proof of identification.  However, if your shares are held in the name of a bank, broker or other nominee, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote in person at the 2011 Annual Meeting.  You should allow yourself enough time prior to the 2011 Annual Meeting to obtain this proxy from the holder of record.

Even if you plan to attend the Annual Meeting, we recommend that you submit your vote as described in the Notice of Internet Availability of Proxy Materials, so that your vote will be counted if you later decide not to attend the Annual Meeting.

Street Name (Beneficial) Stockholders:  If your shares are held by a broker, bank or other nominee, you must follow the instructions on the form you receive from your broker, bank or other nominee in order for your shares to be voted.  Please follow their instructions carefully.

Q:                                   Who is soliciting my vote?

A:                                   The enclosed proxy is solicited on behalf of the board of directors of OmniVision Technologies, Inc. (“OmniVision” or the “Company”) for use at our 2011 Annual Meeting and at any adjournment(s) or postponement(s) of the meeting.

Q:                                   What is the purpose of the 2011 Annual Meeting or what proposals will be voted on at the 2011 Annual Meeting?

A:                                   You will be voting on:

•                  Election of two Class II directors;

•                  Ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending April 30, 2012;

•                  Approval of an amendment to our 2007 Equity Incentive Plan to increase the number of shares available for issuance thereunder by 7,200,000 shares, the approval of the 2007 Equity Incentive Plan for purposes of Code Section 162(m) and the approval of other changes to the 2007 Equity Incentive Plan;

•                  Advisory (non-binding) resolution regarding the compensation of our executive officers;

•                  Advisory (non-binding) vote on the frequency with which stockholders will vote on a non-binding resolution to approve the compensation of our executive officers in future years; and

•                  Any other business that may properly come before the 2011 Annual Meeting.

Q:                                   What are the board of directors’ recommendations?

A:                                   The board recommends a vote:

•                  for the election of the nominees for director identified in Proposal One;

•                  for the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending April 30, 2012;

•                  for the approval of an amendment to our 2007 Equity Incentive Plan to increase the number of shares available for issuance thereunder by 7,200,000 shares, the approval of the 2007 Equity Incentive Plan for purposes of Code Section 162(m) and the approval of other changes to the 2007 Equity Incentive Plan;

•                  for the approval of an advisory (non-binding) resolution regarding the compensation of our executive officers;

•                  for the stockholders to vote on a non-binding resolution to approve the compensation of our executive officers every year; and

•                  for or against other matters that come before the 2011 Annual Meeting, as the proxy holders deem advisable.

Q:                                   Who is entitled to vote at the 2011 Annual Meeting?

A:                                   Only stockholders of record who owned OmniVision common stock at the close of business on August 1, 2011, the record date for the 2011 Annual Meeting, are entitled to receive notice of, and to participate in, the 2011 Annual Meeting.  If you were a stockholder of record on that date, you will be entitled to vote all of the shares of OmniVision common stock that you held on the record date at the 2011 Annual Meeting, or any postponement(s) or adjournment(s) of the 2011 Annual Meeting.  As of the record date, 59,573,677 shares of our common stock were issued and outstanding, which were held by approximately 55 stockholders of record.  As of the record date, we had no shares of our preferred stock outstanding.

Q:                                   How many votes do I have?

A:                                   You will have one vote for each share of our common stock you owned at the close of business on the record date, provided those shares are either held directly in your name as the stockholder of record or were held for you as the beneficial owner through a broker, bank or other nominee.

Q:                                   What is the difference between holding shares as a stockholder of record and beneficial owner?

A:                                   Most of our stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name.  As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record.  If your shares are registered directly in your name with our transfer agent, Computershare, you are considered the stockholder of record with respect to those shares, and these proxy materials are being sent directly to you by OmniVision.  As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the 2011 Annual Meeting.  The Notice of Internet Availability of Proxy Materials will instruct you as to how you may access and review all of the important information contained in the proxy materials.  The Notice of Internet Availability of Proxy Materials also instructs you as to how you may submit your proxy on the Internet.

Beneficial Owner.  If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your broker, bank or nominee who is considered the stockholder of record with respect to those shares.  As the beneficial owner, you have the right to direct your broker, bank or nominee on how to vote and are also invited to attend the 2011 Annual Meeting.  However, since you are not the stockholder of record, you may not vote these shares in person at the 2011 Annual Meeting, unless you request, complete and deliver a proxy from your broker, bank or nominee.  Please follow their instructions carefully.

Q:                                   How many votes can be cast by all stockholders?

A:                                   You are entitled to one vote for each share held on each matter considered at the 2011 Annual Meeting.  There were 59,573,677 shares of common stock outstanding and entitled to vote on the record date.

Q:                                   How many votes must be present to hold the 2011 Annual Meeting (what constitutes a quorum)?

A:                                   A quorum, which is a majority of our outstanding shares as of the record date, must be present in order to hold the 2011 Annual Meeting and to conduct business.  Your shares will be counted as being present at the meeting if you attend the meeting in person or if you submit a proxy.  As of the record date, 59,573,677 shares of common stock, representing the same number of votes, were outstanding.  Thus, the presence of the holders of common stock representing at least 29,786,839 shares of common stock is required to establish a quorum.

Q:                                   How many votes are required to elect the Class II directors and adopt the other proposals?

A:                                   The votes required and method of calculation for the proposals to be considered at the 2011 Annual Meeting are as follows:

Proposal One — Election of Class II directors.  If a quorum is present, the two nominees receiving the highest number of votes will be elected to the board of directors.  You may vote either “for” or “withhold” your vote for each director nominee.  A proxy indicating “withhold” with respect to the election of a Class II director will not be voted with respect to the director, although it will be counted for purposes of determining whether there is a quorum.

Proposal Two — Ratification of the appointment of PricewaterhouseCoopers LLP.  For the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending April 30, 2012, the affirmative vote of a majority of the shares present, represented and entitled to vote on the item will be required for approval.  You may vote “for,” “against,” or “abstain” from voting on this proposal.  If you abstain from voting on this matter, your shares will be counted as present and entitled to vote on the matter for purposes of establishing a quorum, and the abstention will have the same effect as a vote against this proposal.

Proposal Three — Approval of Amendment of 2007 Equity Incentive Plan.  For the approval of the amendment to our 2007 Equity Incentive Plan to increase the number of shares available for issuance thereunder by 7,200,000 shares, the approval of the 2007 Equity Incentive Plan for purposes of Code Section 162(m) and the approval of other changes to the 2007 Equity Incentive Plan, the affirmative vote of a majority of the shares present, represented and entitled to vote on the item will be required for approval.  You may vote “for,” “against,” or “abstain” from voting on this proposal.  If you abstain from voting on this matter, your abstention will have no effect on the outcome of the vote on this proposal.

Proposal Four — Approval of Advisory Resolution Regarding Executive Compensation.  For the approval of the advisory resolution regarding executive compensation, the affirmative vote of a majority of the shares present, represented and entitled to vote on the item will be required for non-binding approval.  You may vote “for,” “against,” or “abstain” from voting on this proposal.  If you abstain from voting on this matter, your abstention will have no effect on the outcome of the vote on this proposal.

Proposal Five — Advisory Vote on the Frequency of Presentation of Executive Compensation Program for an Advisory Vote of Stockholders.  OmniVision will strongly consider the choice that receives the most votes when considering the frequency of future advisory stockholder votes regarding OmniVision’s executive compensation program.  You may vote your preference as to the frequency of holding stockholder advisory votes on executive compensation as every year, every two years, or every three years, or you may abstain from voting.  If you abstain from voting on this matter, your abstention will have no effect on the outcome of the vote on this proposal.

Please note that due to New York Stock Exchange (“NYSE”) rules, each of Proposal One, Proposal Three, Proposal Four and Proposal Five is considered a “non-routine” matter.  If you do not instruct your broker how to vote with respect to any one of these proposals, your broker cannot vote with respect to such proposal and your vote will be counted as a “broker non-vote.”

Q:                                   What if I don’t vote for all of the items listed on my proxy?

A:                                   If your proxy indicates an abstention from voting on all matters, the shares represented will be counted as present for the purpose of determining a quorum, but they will not be voted on any matter at the 2011 Annual Meeting.  Consequently, if you abstain from voting on Proposal One, Proposal Three, Proposal Four or Proposal Five, your abstention will have no effect on the outcome of the vote with respect to this proposal.  If you abstain from voting on Proposal Two, your abstention will have the same effect as a vote against this proposal.

Q:                                   What is a “broker non-vote”?

A:                                   Under the rules that govern brokers who have record ownership of shares that are held in “street name” for their clients, who are the beneficial owners of the shares, brokers have discretion to vote these shares on routine matters but not on non-routine matters.  Thus, if you do not otherwise instruct your broker, the broker may vote your shares “for” routine matters but expressly indicate that the broker is NOT voting on non-routine matters.  A “broker non-vote” occurs when a broker expressly indicates on a proxy that it is not voting on a matter, whether routine or non-routine.  Broker non-votes are counted for the purpose of determining the presence or absence of a quorum, but are not counted for determining the number of votes cast for or against a proposal, whether such proposal is a routine or non-routine matter.

If you are a beneficial owner and your broker holds your shares in its name, the broker is permitted to vote your shares on Proposal Two, the approval of PricewaterhouseCoopers LLP as our independent registered public accounting firm even if the broker does not receive voting instructions from you.  However, due to the NYSE rules, each of Proposal One, Proposal Three, Proposal Four and Proposal Five is considered a non-routine matter.  If you do not instruct your broker how to vote with respect to these proposals, your broker cannot vote with respect to such proposals and your vote will be counted as a “broker non-vote.”

Q:                                   Can I change or revoke my vote after I submit a proxy?

A:                                   If you are a stockholder of record, you may revoke your proxy at any time before it is voted at the 2011 Annual Meeting.  In order to do this, you must either:

•                  make a timely and valid later Internet or telephone vote no later than 11:59 p.m. (EDT), on September 28, 2011;

•                  sign and return another proxy card bearing a later date before the beginning of the 2011 Annual Meeting;

•                  provide written notice of the revocation to Y. Vicky Chou, our Vice President of Global Management and General Counsel, at the address of our principal executive offices provided above, before we take the vote at the 2011 Annual Meeting; or

•                  attend the meeting and vote in person and request that your proxy be revoked (attendance at the meeting will not by itself revoke a previously granted proxy).

However, please note that if you are a beneficial owner of shares held in street name, you may revoke your proxy by timely submitting new voting instructions to your broker, bank or other nominee, or by obtaining a legal proxy from the broker, trustee or other nominee that holds your shares giving you the right to vote the shares, by attending the Annual Meeting and voting in person.

Q:                                   What does it mean if I receive more than one proxy?

A:                                   It generally means your shares are registered differently or are in more than one account.  Please provide voting instructions for all proxy cards you receive.

Q:                                   Who can attend the 2011 Annual Meeting?

A:                                   All stockholders as of the record date, or their duly appointed proxies, may attend the 2011 Annual Meeting.  If you are a beneficial owner of shares held in “street name,” you are also invited to attend the 2011 Annual Meeting.

Q:                                   Who will bear the cost of soliciting votes for the 2011 Annual Meeting?

A:                                   We will bear the entire cost of proxy solicitation, including the preparation, assembly, printing and mailing of proxy materials.  The original solicitation of proxies by mail may be supplemented with solicitation by telephone and other means by directors and employees of OmniVision and by a third-party proxy solicitation company.  In addition, we may reimburse brokerage firms and other custodians for their reasonable out-of-pocket expenses for forwarding these proxy materials to you.

Q:                                   Is a list of stockholders available?

A:                                   The names of stockholders of record entitled to vote at the 2011 Annual Meeting will be available to stockholders entitled to vote at this meeting for ten days prior to the meeting for any purpose relevant to the meeting.  This list can be viewed between the hours of 9:00 a.m. and 5:00 p.m. at our principal executive offices at 4275 Burton Drive, Santa Clara, California 95054.  Please contact Y. Vicky Chou, our Vice President of Global Management and General Counsel to make arrangements.

Q:                                   What if multiple stockholders share the same address?

A:                                   For those who request a hard copy of our proxy statement, we have adopted the process called “householding” for mailing such requested proxy statement in order to reduce printing costs and postage fees.  Householding means that stockholders who share the same last name and address will receive only one copy of such requested proxy statement, unless we receive contrary instructions from any stockholder at that address.  If you prefer to receive multiple copies of such requested proxy statement at the same address, additional copies will be provided to you promptly upon request.  If you are a beneficial stockholder and own your shares through a bank or broker, please contact your bank or broker to request additional copies, or you may contact Broadridge, either by calling toll-free at 1-800-542-1061, or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717.  We will remove such individuals from the householding program within 30 days of their response, following which they will receive an individual copy of our disclosure documents, if a hard copy of such disclosure documents is requested.  In addition, eligible stockholders receiving multiple copies of such requested proxy statement can request householding by contacting their bank or broker, if applicable, or Broadridge.

Q:                                   Is there any information that I should know about future meetings (what is the deadline for receipt of stockholder proposals or nominations for the 2012 Annual Meeting)?

A:                                  Stockholders are entitled to present proposals for action and director nominations at the 2012 Annual Meeting of Stockholders only if they comply with the applicable requirements of the proxy rules established by the United States Securities and Exchange Commission and the applicable provisions of our bylaws.  Stockholders must ensure that such proposals and nominations are received by our Vice President of Global Management and General Counsel at the following address: c/o OmniVision Technologies, Inc., 4275 Burton Drive, Santa Clara, California 95054, Attn: Vice President of Global Management and General Counsel, on or prior to the deadline for receiving such proposals and nominations.

Proposals for the 2012 Annual Meeting that are intended to be considered for inclusion in the proxy statement and form of proxy relating to such meeting must be received no later than April 14, 2012; and must comply with the procedures of Rule 14a-8 under the Securities Exchange Act of 1934, as amended, or Exchange Act, and the provisions of our bylaws.

If a stockholder intends to submit a proposal or director nomination for consideration at our 2012 Annual Meeting outside the processes of Rule 14a-8 under the Exchange Act, the stockholder must comply with the requirements of our bylaws and we are not required to include such proposal or nomination in the proxy statement and form of proxy relating to such meeting.  Our bylaws contain an advance notice provision that requires stockholders to submit a written notice containing certain information not less than 120 days prior to the date of our proxy statement for the 2011 Annual Meeting for purposes of the 2012 Annual Meeting.  This means that such proposals or nominations must also be received by April 14, 2012.  A copy of the relevant bylaw provision is available upon written request to our Vice President of Global Management and General Counsel at the address provided above.

Q:                                   Can I nominate director candidates?

A:                                   You may propose director candidates for consideration by the board’s corporate governance and nominating committee.  It is our policy that our corporate governance and nominating committee will consider recommendations for candidates to the board of directors from stockholders holding not fewer than 500,000 shares of our common stock continuously for at least 12 months prior to the date of the submission of the recommendation.  Such recommendations must be submitted in accordance with applicable advance notice provisions.  The corporate governance and nominating committee will consider persons recommended by our stockholders in the same manner as a nominee recommended by other board members or management; provided, that such stockholder recommendations are submitted in accordance with applicable policies and procedures.  See “Corporate Governance — Policy for Director Recommendations and Nominations” for additional information regarding our advance notice provisions and other policies related to the nomination of directors.

Q:                                   How can I communicate with the independent directors?

A:                                   Stockholders may communicate directly with our independent directors by sending an e-mail to Y. Vicky Chou, our Vice President, Global Management and General Counsel at legal@ovt.com.  Ms. Chou will monitor these communications and will provide summaries of all received messages to the board of directors at its regularly scheduled meetings.  Where the nature of a communication warrants, Ms. Chou may decide to obtain the more immediate attention of the appropriate committee of the board of directors or an independent director, or our management or independent advisors, as Ms. Chou considers appropriate.  After reviewing stockholder messages, Ms. Chou will determine whether any response is necessary.

Q:                                   How do I find out the voting results?

A:                                   We have engaged Broadridge to serve as the independent inspector of election for the 2011 Annual Meeting.  Preliminary voting results will be announced at the 2011 Annual Meeting, and final voting results will be published in our Current Report on Form 8-K, which we will file with the SEC within four business days following the 2011 Annual Meeting.

Q:                                   Who will count the vote?

A:                                   We expect a representative from Broadridge will tabulate the proxy and act as inspector of election.

Q:                                   What if I have questions about lost stock certificates or I need to change my mailing address?

A:                                   Stockholders may contact our transfer agent, Computershare Trust Company N.A., by calling (781) 575-3788 or writing to 250 Royall Street, Canton, MA 02021, or visit their website at www.computershare.com to obtain more information about these matters.

Other Matters

Other than the proposals listed above, our board of directors does not intend to present any other matters to be voted on at the 2011 Annual Meeting.  Our board of directors is not currently aware of any other matters that will be presented by others for action at the meeting.  However, if other matters are properly presented at the 2011 Annual Meeting and you have voted by proxy, the proxy holders will have discretion to vote your shares on these matters to the extent authorized under the Exchange Act.

PROPOSAL ONE

ELECTION OF CLASS II DIRECTORS

General

Pursuant to our certificate of incorporation and bylaws, our board of directors currently consists of five members, divided into three classes, Class I, Class II and Class III, with each class serving staggered terms of three years.  Vacancies on the board of directors may be filled only by persons elected (i) by the affirmative vote of the holders of the then-outstanding shares of our voting stock entitled to vote generally in the election of directors and voting together as a single class or (ii) by a majority of the remaining directors.  A director elected by the board of directors to fill a vacancy (including a vacancy created by an increase in the board of directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director’s successor is duly elected and qualified.

On February 22, 2011, Andrew Wang announced that he was retiring and resigning from our board of directors, effective as of February 24, 2011.  Mr. Wang served as a Class II director and as a member of each of the audit committee, compensation committee and the corporate governance and nominating committee of our board of directors.  On May 23, 2011, upon the recommendation of our corporate governance and nominating committee and pursuant to our corporate bylaws, our board of directors appointed Wen-Liang William Hsu as a member of the board of directors as a Class II director, and as a member of our audit committee and compensation committee and as the chairperson for our corporate governance and nominating committee.

Following Mr. Hsu’s appointment, there currently is one director in Class I, two directors in Class II and two directors in Class III.  The Class II directors are to be elected at the 2011 Annual Meeting.  The Class III and Class I directors will be elected at the 2012 and 2013 Annual Meetings, respectively.  Each Class II director to be elected at the 2011 Annual Meeting will hold office until the 2014 Annual Meeting or until his successor has been duly elected and qualified.

Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Class II nominees named below, both of whom are presently directors.  In the event that a nominee is unable or declines to serve as a director at the time of the 2011 Annual Meeting, the proxies will be voted for the nominee who shall be designated by the present board of directors to fill the vacancy.  In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner (in accordance with cumulative voting) as will assure the election of the nominees listed below, and in such event, the specific nominees to be voted for will be determined by the proxy holders.  We are not aware that the nominees will be unable or will decline to serve as a director.

Nominees

The following table sets forth the names, ages and titles of the nominee and each of our other directors as of August 1, 2011:

Name	Biographical Information	Age	Director Since

Nominees for Class II Directors:

Wen-Liang William Hsu

Wen-Liang William Hsu has served as one of our directors since May 2011.  Mr. Hsu has served as a management consultant since 2001.  From 1994 to 2001, Mr. Hsu served as the Vice President of Engineering and as a director of PCTEL, Inc., a provider of wireless network optimization solutions and a company that Mr. Hsu co-founded.  Prior to that time, Mr. Hsu served in various engineering positions with other technology companies.  Mr. Hsu earned an M.B.A. from St. Mary’s College, an M.S.E.E. in computer engineering from Oregon State University and a B.S.E.E. in communication engineering from the National Chiao-Tung University in Taiwan.

		56	2011

Name	Biographical Information	Age	Director Since

For the following reasons, the board of directors concluded that Mr. Hsu should serve as a director of OmniVision.  Mr. Hsu’s business experience and educational background provide expertise in and understanding of the technology industry that is valuable to our board of directors, audit committee, compensation committee and corporate governance and nominating committee, on which he serves as chairman.  His former service as director of another public company and his independence also make Mr. Hsu an important component of our well-rounded board of directors.

Henry Yang

Henry Yang has served as our Vice President of Engineering since February 2007. In addition, Dr. Yang has served as one of our directors since his appointment in February 2010. From February 2003 to January 2007, Dr. Yang served as our Director of Engineering. Prior to February 2003, Dr. Yang held various engineering positions since joining our Company in April 1996. Dr. Yang holds B.E., M.E. and Ph.D. degrees in electrical engineering from the Tsinghua University in China.

For the following reasons, the board of directors concluded that Dr. Yang should serve as a director of OmniVision. As Vice President of Engineering, Dr. Yang is deeply familiar with the strategic, product development and technological issues of our Company and the industry. Dr. Yang’s background makes his input and experience invaluable to OmniVision.

		46	2010

Continuing Class III Directors whose term expires at the 2012 Annual Meeting:

Joseph Jeng

Joseph Jeng has served as one of our directors since April 2003. From April 1999 to the present, Mr. Jeng has been an independent consultant and advisor. From April 1984 to March 1999, Mr. Jeng served as the Chief Executive Officer of Altatron, Inc., a global supply-chain manufacturing services company, which he founded. Mr. Jeng holds a B.S. degree in physics from National Taiwan University and an M.A. degree in physics and an M.B.A. degree from Harvard University.

For the following reasons, the board of directors concluded that Mr. Jeng should serve as a director of OmniVision. Mr. Jeng’s demonstrated executive level management skills make him an important advisor to our board of directors. His finance and investment experience gained through his work background and education makes Mr. Jeng well suited for our audit committee. Mr. Jeng’s business background makes him a valuable component of a well-rounded board and a key member of our audit committee, compensation committee, on which he serves as chairman, and corporate governance and nominating committee.

		62	2003

Name	Biographical Information	Age	Director Since

Dwight Steffensen

Dwight Steffensen has served as one of our directors since August 2004. Since February 2002, Mr. Steffensen has served as a member of the board of directors of SYNNEX Corporation, a leading business process services company. In June 2010, Mr. Steffensen was elected Non-Executive Chairman of the board of SYNNEX. Prior to joining the board of SYNNEX, from February 1996 until August 2000, Mr. Steffensen served as Chairman and Chief Executive Officer of Merisel, Inc. Prior to joining Merisel, Mr. Steffensen served as President and Chief Operating Officer of Bergen Brunswig Corporation, a healthcare company. Prior to the merger of Bergen Brunswig Corporation and Synergex Corporation, he served as President and Chief Executive Officer of Synergex. Mr. Steffensen holds a B.A. degree in economics from Stanford University and is a certified public accountant with retired status.

For the following reasons, the board of directors concluded that Mr. Steffensen should serve as a director of OmniVision. Mr. Steffensen is an experienced financial leader with over 40 years of finance and accounting experience gained through his education, background as a certified public accountant and employment in senior management roles at a number of corporations. The compliance, financial reporting and audit expertise Mr. Steffensen gained in his senior management roles has proven valuable in addressing issues that have arisen at OmniVision during Mr. Steffensen’s tenure as audit committee chairman and member of our compensation committee and corporate governance and nominating committee. Mr. Steffensen also serves on the board of directors and audit committee of another publicly traded company, which gives him insight and perspective into current best practices with respect to finance organizations and the audit committee function.

		67	2004

Continuing Class I Director whose term expires at the 2013 Annual Meeting:

Shaw Hong

Shaw Hong, one of our cofounders, has served as one of our directors and as our Chief Executive Officer and President since May 1995. Mr. Hong holds a B.S. degree in electrical engineering from Jiao Tong University in China and an M.S. degree in electrical engineering from Oregon State University.

For the following reasons, the board of directors concluded that Mr. Hong should serve as a director of OmniVision. With over 15 years of experience at our Company as founder and Chief Executive Officer, he has deep knowledge and understanding of OmniVision and its business. Mr. Hong’s experience as Chief Executive Officer demonstrates his leadership and business acumen. His experience with strategic and operational issues in the image sensor industry gives him insight to the issues facing this industry and brings valuable expertise to our board of directors.

		74	1995

Vote Required and Board Recommendation

If a quorum is present, the nominees receiving the highest number of votes will be elected to the board of directors.  Abstentions and broker non-votes will have no effect on the outcome of the vote with respect to this proposal, although they will be counted for purposes of determining whether there is a quorum.  The board of directors recommends that stockholders vote FOR the election of the Class II nominees named above.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of our board of directors annually selects our independent registered public accounting firm.  The audit committee has selected PricewaterhouseCoopers LLP, independent registered public accounting firm (“PwC”), to audit our consolidated financial statements for the fiscal year ending April 30, 2012, and recommends that the stockholders vote for the ratification of such appointment.  Representatives of PwC are expected to be present at the 2011 Annual Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Fees to PricewaterhouseCoopers LLP for Fiscal 2010 and 2011

The following table presents fees for professional services rendered by PwC for the audit of our consolidated annual financial statements for fiscal 2010 and 2011 and fees billed for audit-related services, tax services and all other services rendered by PwC for fiscal 2010 and 2011:

	2010	2011
Audit fees	$1,300,000	$1,363,000
Audit-related fees	17,500	—
Tax fees	333,000	301,000
All other fees	1,500	1,500
Total fees	$1,652,000	$1,665,500

Audit Fees.  These amounts represent fees billed for professional services rendered for the audit of our consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by PwC in connection with statutory and regulatory filings or engagements.

Audit-Related Fees.  These amounts represent fees billed for accounting consultation and assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.”

Tax Fees.  These amounts represent fees billed for professional services for tax compliance, tax advice and tax planning.  These services include assistance regarding federal, state and international tax compliance, customs and duties and international tax planning.

All Other Fees.  These amounts represent our subscription to a software research tool developed by PwC.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The audit committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm, or to subsequently approve non-audit services in circumstances where subsequent approval is necessary and permissible.  The audit committee is responsible for obtaining on a periodic basis a formal written statement from the independent registered public accounting firm regarding the relationships and services provided to us that may impact their independence.

The audit committee of the board of directors reviewed and approved all non-audit fees for services provided by PwC in fiscal 2010 and 2011.  In making its recommendation to appoint PwC as our independent registered public accounting firm, the audit committee has considered whether the provision of the non-audit services rendered by PwC is compatible with maintaining the firm’s independence.  The audit committee has determined that the provision of non-audit services by PwC is compatible with maintaining the firm’s independence as our independent registered public accounting firm.

Vote Required and Board Recommendation

Stockholder ratification of the selection of PwC as our independent registered public accounting firm is not required by our bylaws or any other applicable legal requirement.  However, the audit committee is submitting the selection of PwC to the stockholders for ratification as a matter of good corporate practice.  Even if the selection is ratified, the audit committee at its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests and in the best interests of our stockholders.

If a quorum is present, the affirmative vote of a majority of the shares present, represented and entitled to vote on the proposal will be required to approve this proposal.  Abstentions will have the same effect as a vote against this proposal and broker non-votes will have no effect on the outcome of the vote with respect to this proposal.  The board of directors recommends that stockholders vote FOR ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm.

PROPOSAL THREE

APPROVAL OF THE AMENDED 2007 EQUITY INCENTIVE PLAN

We are asking our stockholders to approve the amended 2007 Equity Incentive Plan (the “2007 Plan”) so that we can continue to use the 2007 Plan to achieve our goals of recruiting, rewarding and retaining our talented personnel and also continue to receive a federal income tax deduction for certain compensation paid under the 2007 Plan  We are proposing to amend the 2007 Plan to increase by 7,200,000 the number of shares of our common stock (“shares”) that may be issued under the 2007 Plan.  Our board of directors has approved the increase in the number of shares reserved for issuance under the amended 2007 Plan, subject to approval from our stockholders at the 2011 Annual Meeting.  We are additionally requesting approval of the 2007 Plan so that awards granted under it can continue to qualify as “performance based compensation” under Section 162(m) of the Internal Revenue Code (discussed in greater detail below) as well as the approval of other amendments to the 2007 Plan as discussed below.  Approval of the amended 2007 Plan requires the affirmative vote of the holders of a majority of the shares of our common stock that are present in person or by proxy and entitled to vote at the 2011 Annual Meeting.  Our named executive officers and directors have an interest in this proposal.

We believe strongly that the increase of shares issuable under the amended 2007 Plan is essential to our continued success and therefore is in the best interest of the Company and our stockholders. Our employees are our most valuable assets.  Offering a broad-based equity compensation program is vital to attracting and retaining the most highly skilled people in our industry.  We believe that employees who have a stake in the future success of our business become highly motivated to achieve our long-term business goals and increase stockholder value.  The 2007 Plan is designed to assist in recruiting, motivating and retaining talented employees who help us achieve our business goals, including creating long-term value for stockholders.

Additionally, approval of the amended 2007 Plan will allow us to continue to deduct in full for federal income tax purposes the compensation recognized by our executive officers in connection with certain awards granted under the 2007 Plan.  Section 162(m) generally denies a corporate tax deduction for annual compensation exceeding $1 million paid to the chief executive officer and other “covered employees” as determined under Section 162(m) and applicable guidance. However, certain types of compensation, including performance-based compensation, are generally excluded from this deductibility limit. To enable compensation in connection with stock options, stock appreciation rights and certain restricted stock grants, restricted stock units, performance shares and performance units awarded under the 2007 Plan to continue to qualify as “performance-based” within the meaning of Section 162(m), we are asking our stockholders to approve the amended 2007 Plan.

In addition to the share increase, the following is a summary of some of the material changes to the amended 2007 Plan:

•                  Certain provisions relating to the limitation of the Administrator’s authority to accelerate the vesting of awards as well as certain minimum vesting requirements applicable to awards were removed to give us maximum flexibility in administering the 2007 Plan; and

•                  Certain other nonmaterial changes were also made to the amended 2007 Plan.

We manage our long-term stockholder dilution by limiting the number of equity awards granted annually and grant only the appropriate number of equity awards necessary to attract, reward and retain employees. Our three-year average burn-rate, which we define as the number of shares subject to equity awards granted in a fiscal year divided by the weighted average common shares outstanding for that fiscal year, is 3.12%, which is significantly lower than the median burn rate of 6.64% for Russell 3000 companies in our Global Industry Classification Standards Peer Group (Semiconductor and Semiconductor Equipment Companies), as published by a proxy advisory firm for 2011. The 3.12% gross burn rate reflects a multiplier of 1.5 for our restricted stock unit awards, which is based on the volatility of the price of our common stock on the NASDAQ Global Select Market, as determined by a proxy advisory firm.

Please see the “Summary of the 2007 Plan” below for a summary of the principal features of the 2007 Plan and its operation, including a description of the amendment to the 2007 Plan if stockholders approve Proposal Three to increase by 7,200,000 the number of shares that may be issued under the 2007 Plan.

Summary of the 2007 Plan

The following is a summary of the principal features of the amended 2007 Plan and its operation.  The summary is qualified in its entirety by reference to the 2007 Plan itself set forth in Appendix A.

The 2007 Plan provides for the grant of the following types of incentive awards: (i) stock options, (ii) restricted stock, (iii) restricted stock units, (iv) stock appreciation rights, (v) performance units and performance shares, and (vi) other stock or cash awards.  Each of these is referred to individually as an “Award.”  Those who will be eligible for Awards under the 2007 Plan include employees, directors and consultants who provide services to us and our affiliates.  As of the record date, approximately 973 employees, directors and consultants would be eligible to participate in the 2007 Plan.

As of July 15, 2011, we had 345,408 shares available for grant in the 2007 Plan, 3,757,132 outstanding stock options with a weighted average exercise price of $19.3859 and weighted average remaining contractual term of 5.50 years and 2,507,869 outstanding full-value awards (e.g., RSUs).  The 2007 Plan is our only currently active equity award plan.

Number of Shares of Common Stock Available Under the 2007 Plan.  Assuming our stockholders approve this Proposal Three, the board of directors has reserved 13,200,000 shares of our common stock for issuance under the 2007 Plan, plus any shares subject to options or similar awards granted under our 2000 Stock Plan that expire or otherwise terminate without having been exercised in full and shares issued pursuant to awards granted under the 2000 Stock Plan that are forfeited to or repurchased by us, with the maximum number of shares to be added to the 2007 Plan pursuant to such terminations, forfeitures and repurchases not to exceed 2,900,000 shares; provided, however, that the maximum number of shares that may return to the 2007 Plan from cancelled awards under the 2007 Plan and the 2000 Stock Plan pursuant to the option exchange program approved by stockholders at our 2009 Annual Meeting of Stockholders (such program commenced on November 18, 2009) will be 2,900,000 shares after taking into account the replacement awards granted pursuant to the exchange program.  To the extent an Award is paid out in cash rather than shares, the cash payment will not reduce the number of shares available for grant under the 2007 Plan.  Shares used to pay the tax and exercise price of an Award will not become available for future grant or sale under the 2007 Plan.

Shares subject to Awards granted with an exercise price less than the fair market value on the date of grant will count against the share reserve as 1.6 shares for every one share subject to such an Award.  To the extent that a share that was subject to an Award that counted as 1.6 shares against the 2007 Plan reserve pursuant to the preceding sentence is returned to the 2007 Plan, the 2007 Plan reserve will be credited with 1.6 shares that will thereafter be available for issuance under the 2007 Plan.

If we declare a stock dividend or engage in a reorganization or other change in our capital structure, including a merger, the Administrator (as defined below), in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the 2007 Plan, will adjust the (i) number and class of shares available for issuance under the 2007 Plan, (ii) number, class and price of shares subject to outstanding Awards, and (iii) specified per-person share limits on Awards, as appropriate to reflect the change.

Administration of the 2007 Plan.  The board of directors, or a committee of directors or of other individuals satisfying applicable laws and appointed by the board of directors, will administer the 2007 Plan.  The board of directors or the committee administering the 2007 Plan is referred to below as the “Administrator.” To make grants to certain of our officers, the members of the committee must qualify as “non-employee directors” under Rule 16b-3 of the Exchange Act, and as “outside directors” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) so that we can claim a federal tax deduction for certain compensation paid under the 2007 Plan.  Subject to the terms of the 2007 Plan, the Administrator has the sole discretion to select the employees, consultants, and directors who will receive Awards, to interpret the provisions of the 2007 Plan and outstanding Awards, and determine the terms and conditions of Awards.

Options.  The Administrator is authorized to grant nonstatutory stock options and incentive stock options under the 2007 Plan.  The Administrator determines the number of shares subject to each option, although the 2007 Plan provides that a participant may not receive options for more than 1,000,000 shares in any fiscal year, except in connection with his or her initial service as an employee of OmniVision, in which case he or she may be granted an option to purchase up to an additional 1,000,000 shares.

The Administrator determines the exercise price of options granted under the 2007 Plan, provided the exercise price must be at least equal to the fair market value of our common stock on the date of grant.  In addition, the exercise price of an incentive stock option granted to any participant who owns more than 10% of the total voting power of all classes of our outstanding stock must be at least 110% of the fair market value of the common stock on the grant date.  The exercise price of an option may not be reduced without the consent of the Company’s stockholders.  This includes, without limitation, a repricing of the option as well as an option exchange program whereby the participant agrees to cancel an existing option in exchange for an option, stock appreciation right, other Award or cash.

The term of an option may not exceed seven (7) years, except that, with respect to any participant who owns 10% of the voting power of all classes of our outstanding capital stock, the term of an incentive stock option may not exceed five (5) years.

After a termination of service with us, a participant will be able to exercise the vested portion of his or her option for the period of time stated in the Award agreement.  If no such period of time is stated in the participant’s Award agreement, the participant will generally be able to exercise his or her option for (i) three (3) months following his or her termination for reasons other than death or disability, and (ii) twelve (12) months following his or her termination due to death or disability.  In no event may an option be exercised later than the expiration of its term.

Restricted Stock.  Awards of restricted stock are rights to acquire or purchase shares of our common stock, which vest in accordance with the terms and conditions established by the Administrator, subject to the terms and conditions of the 2007 Plan.  For example, the Administrator may set restrictions based on the achievement of specific performance goals.  The restrictions will lapse at a rate determined by the Administrator; provided, however, that with respect to restricted stock and except in the event of a change in control, Awards of restricted stock (other than restricted stock granted pursuant to a stockholder approved exchange program) will not vest more rapidly than 1/3 of the shares of restricted stock subject to the Award each year from the date of grant (or the date of the participant’s employment, as applicable), unless the Administrator determines that the Award is to vest upon the achievement of performance criteria and the period for measuring such performance will cover at least twelve months.  However, the Administrator may provide at the time of or following the grant of the Award for accelerated vesting for an Award of restricted stock.  The Award agreement will generally grant us a right to repurchase or reacquire the shares upon the termination of the participant’s service with us for any reason (including death or disability).  The Administrator will determine the number of shares granted pursuant to an Award of restricted stock, but no participant may be granted a right to purchase or acquire more than 200,000 shares of restricted stock during any fiscal year, except that a participant may be granted up to an additional 300,000 shares of restricted stock in connection with his or her initial employment with us.

Restricted Stock Units.  Awards of restricted stock units result in a payment to a participant only if the vesting criteria the Administrator establishes, subject to the terms and conditions of the 2007 Plan, is satisfied.  For example, the Administrator may set restrictions based on the achievement of specific performance goals.  The restricted stock units will vest at a rate determined by the Administrator; provided, however, that except in the event of a change in control, Awards of restricted stock units (other than restricted stock units granted pursuant to a stockholder approved exchange program) will not vest more rapidly than 1/3 of the restricted stock units subject to the Award each year from the date of grant (or the date of the participant’s employment, as applicable), unless the Administrator determines that the Award is to vest upon the achievement of performance criteria and the period for measuring such performance will cover at least twelve months.  Upon satisfying the applicable vesting criteria, the participant will be entitled to the payout specified in the Award agreement.  Notwithstanding the foregoing and subject to the terms of the 2007 Plan, at any time after the grant of restricted stock units, the Administrator may reduce or waive any vesting criteria that must be met to receive a payout.  The Administrator, in its sole discretion, may pay earned restricted stock units in cash, shares, or a combination thereof.  On the date set forth in the Award agreement, all unearned restricted stock units will be forfeited to us.  The Administrator determines the number of restricted stock units granted to any participant, but during any of our fiscal years, no participant may be granted more than 200,000 restricted stock units during any fiscal year, except that a participant may be granted up to an additional 300,000 restricted stock units in connection with his or her initial employment with us.

Stock Appreciation Rights.  The Administrator will be able to grant stock appreciation rights, which are the rights to receive the appreciation in the fair market value of our common stock between the exercise date and the date of grant.  We can pay the appreciation either in cash or in shares of common stock.  Stock appreciation rights will become exercisable at the times and on the terms established by the Administrator, subject to the terms of the 2007 Plan.  The Administrator, subject to the terms of the 2007 Plan, will have complete discretion to determine the terms and conditions of stock appreciation rights granted under the 2007 Plan, provided, however, that the exercise price may not be less than 100% of the fair market value of a share on the date of grant.  The exercise price of a stock appreciation right may not be reduced without the consent of our stockholders.  This includes, without limitation, a repricing of the stock appreciation right as well as an option exchange program whereby the participant agrees to cancel an existing stock appreciation right in exchange for an option, stock appreciation right, other Award or cash.  The term of a stock appreciation right may not exceed seven (7)

years.  No participant may be granted stock appreciation rights covering more than 1,000,000 shares during any fiscal year, except that a participant may be granted stock appreciation rights covering up to an additional 1,000,000 shares in connection with his or her initial service as an employee with OmniVision.

After termination of service with us, a participant will be able to exercise the vested portion of his or her stock appreciation right for the period of time stated in the Award agreement.  If no such period of time is stated in a participant’s Award agreement, a participant will generally be able to exercise his or her stock appreciation right for (i) three (3) months following his or her termination for reasons other than death or disability, and (ii) twelve (12) months following his or her termination due to death or disability.  In no event may a stock appreciation right be exercised later than the expiration of its term.

Performance Units and Performance Shares.  The Administrator will be able to grant performance units and performance shares, which are Awards that will result in a payment to a participant only if the performance goals or other vesting criteria the Administrator may establish in accordance with the terms and conditions of the 2007 Plan are achieved or the Awards otherwise vest.  The performance units and performance shares (other than performance units and performance shares granted pursuant to a stockholder approved exchange program) will vest at a rate determined by the Administrator; provided, however, that except in the event of a change in control, performance units and performance shares will not vest more rapidly than 1/3 of the performance units and performance shares subject to the Award each year from the date of grant (or the date of the participant’s employment, as applicable), unless the Administrator determines that the Award is to vest upon the achievement of performance criteria and the period for measuring such performance will cover at least twelve months.  Earned performance units and performance shares will be paid, in the sole discretion of the Administrator, in the form of cash, shares, or in a combination thereof.  The Administrator will establish performance or other vesting criteria in its discretion, which, depending on the extent to which they are met, will determine the number and/or the value of performance units and performance shares to be paid out to participants.  Notwithstanding the foregoing and subject to the terms of the 2007 Plan, after the grant of performance units or shares, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such performance units or shares.  During any fiscal year, no participant may receive more than 200,000 performance shares and no participant may receive performance units having an initial value greater than $2,000,000, except that a participant may be granted performance shares covering up to an additional 300,000 shares in connection with his or her initial employment with us.  Performance units will have an initial dollar value established by the Administrator on or before the date of grant.  Performance shares will have an initial value equal to the fair market value of a share of our common stock on the grant date.

Performance Goals.  Awards of restricted stock, restricted stock units, performance shares, performance units and other incentives under the 2007 Plan may be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Section 162(m) of the Code and may provide for a targeted level or levels of achievement including: cash flow; cash position; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings per share; economic profit; economic value added; equity or stockholder’s equity; market share; net income; net profit; net sales; operating earnings; operating income; profit before tax; ratio of debt to debt plus equity; ratio of operating earnings to capital spending; sales growth; return on net assets; total return to stockholders; number and/or type of design wins, unit revenue or gross margin/gross profit goals by market or by customer; achievement of specific product design, specification or performance targets; achievement of specific unit, yield or cost reduction targets; or recruiting of specified personnel with valuable skills and/or experience.  The performance goals may differ from participant to participant and from Award to Award and may be used to measure the performance of our business as a whole or one part of our business and may be measured relative to a peer group or to an index.

Transferability of Awards.  Awards granted under the 2007 Plan are generally not transferable, and all rights with respect to an Award granted to a participant generally will be available during a participant’s lifetime only to the participant.  Notwithstanding the foregoing and anything to the contrary in the 2007 Plan, in no event will the Administrator have the right to implement an award transfer program (as discussed in the 2007 Plan) without the approval of our stockholders.

Change in Control.  In the event of a change in control of the Company, each outstanding Award will be assumed or an equivalent option or right substituted by the successor corporation or a parent or subsidiary of the successor corporation.  In the event that the successor corporation, or the parent or subsidiary of the successor corporation, refuses to assume or substitute for the Award, the participant will fully vest in and have the right to exercise all of his or her outstanding options or stock appreciation rights, including shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on restricted stock will lapse, and, with respect to restricted stock units, performance shares and performance units, all performance goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met.  In addition, if an option or stock appreciation right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a change in control, the Administrator will notify the participant in writing or electronically that the option or stock appreciation right will be fully vested and exercisable for a period of time determined by the Administrator in its sole discretion, and the option or stock appreciation right will terminate upon the expiration of such period.

With respect to Awards granted to an outside director that are assumed or substituted for, if on the date of or following such assumption or substitution the participant’s status as a director or a director of the successor corporation, as applicable, is terminated other than upon a voluntary resignation by the participant, then the participant will fully vest in and have the right to exercise his or her options and/or stock appreciation rights as to all of the shares subject to the Award, including shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on restricted stock will lapse, and, with respect to restricted stock units, performance shares and performance units, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions met.

Amendment and Termination of the 2007 Plan.  The Administrator will have the authority to amend, alter, suspend or terminate the 2007 Plan, except that stockholder approval will be required for any amendment to the 2007 Plan to the extent required by any applicable laws.  No amendment, alteration, suspension or termination of the 2007 Plan will impair the rights of any participant, unless otherwise mutually agreed between the participant and the Administrator, which agreement must be in writing and signed by both the participant and us.  The 2007 Plan will terminate on August 15, 2017, unless the board of directors terminates it earlier.

Number of Awards Granted to Employees, Consultants, and Directors

The number of Awards that an employee, director or consultant may receive under the 2007 Plan is at the discretion of the Administrator and therefore cannot be determined in advance.  The following table sets forth the aggregate number of shares of common stock subject to options and restricted stock units granted under the 2007 Plan during the last fiscal year and the average per share exercise price of such options that have been granted under the 2007 Plan during the last fiscal year and the dollar value of such units.

PLAN BENEFITS*

2007 Plan

Name of Individual or Group	Number of Options Granted	Average per Share Exercise Price	Number of Restricted Stock Units Granted	Dollar Value of Restricted Stock Units Granted
Shaw Hong	110,600	$21.84	63,000	$1,375,920
Anson Chan	33,000	$21.84	16,000	$349,440
Y. Vicky Chou	42,550	$21.84	31,500	$687,960
Dr. Henry Yang	42,550	$21.84	31,500	$687,960
John Li (1)	42,550	$21.84	31,500	$687,960
All current executive officers, as a group	305,250	$21.84	198,500	$4,335,240
All directors who are not executive officers, as a group	—	—	22,500	$666,225
All employees who are not executive officers, as a group	130,550	$21.84	785,673	$17,658,195

*     The table does not represent equity awards granted under any stock plan other than our 2007 Plan.

(1)  Mr. Li became a Named Executive Officer in fiscal 2011.

Federal Tax Aspects

The following paragraphs are a summary of the general federal income tax consequences to U.S. taxpayers and the Company of Awards granted under the 2007 Plan.  Tax consequences for any particular individual may be different.

Nonstatutory Stock Options.  No taxable income is reportable when a nonstatutory stock option with an exercise price equal to the fair market value of the underlying stock on the date of grant is granted to a participant.  Upon exercise, the participant will recognize ordinary income in an amount equal to the excess of the fair market value (on the exercise date) of the shares purchased over the exercise price of the option.  Any taxable income recognized in connection with an option exercise by an employee of ours is subject to tax withholding by us.  Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Incentive Stock Options.  No taxable income is reportable when an incentive stock option is granted or exercised (except for purposes of the alternative minimum tax, in which case taxation is the same as for nonstatutory stock options).  If the participant exercises the option and then later sells or otherwise disposes of the shares more than two (2) years after the grant date and more than one (1) year after the exercise date, the difference between the sale price and the exercise price will be taxed as capital gain or loss.  If the participant exercises the option and then later sells or otherwise disposes of the shares before the end of the two- or one-year holding periods described above, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the option.

Stock Appreciation Rights.  No taxable income is reportable when a stock appreciation right with an exercise price equal to the fair market value of the underlying stock on the date of grant is granted to a participant.  Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any shares received.  Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Restricted Stock, Restricted Stock Units, Performance Units and Performance Shares.  A participant generally will not have taxable income at the time an Award of restricted stock, restricted stock units, performance shares or performance units are granted. He or she will recognize ordinary income in the first taxable year in which his or her interest in the shares underlying the Award becomes either (i) freely transferable, or (ii) no longer subject to substantial risk of forfeiture.  However, the recipient of a restricted stock Award may elect to recognize income at the time he or she receives the Award in an amount equal to the fair market value of the shares underlying the Award (less any cash paid for the shares) on the date the Award is granted.

Tax Effect for the Company.  We generally will be entitled to claim a tax deduction in connection with an Award under the 2007 Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonstatutory stock option).  Special rules limit the deductibility of compensation paid to our CEO and to “covered employees” within the meaning of Section 162(m).  Under Section 162(m) of the Code, the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000.  However, we can preserve the deductibility of certain compensation in excess of $1,000,000 if the conditions of Section 162(m) are met.  These conditions include stockholder approval of the 2007 Plan, setting limits on the number of Awards that any individual may receive and for Awards other than certain stock options, establishing performance criteria that must be met before the Award actually will vest or be paid.  The 2007 Plan has been designed to permit the Administrator to grant Awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m), thereby permitting us to continue to claim a federal income tax deduction in connection with such Awards.

Section 409A.  Section 409A of the Code, which was added by the American Jobs Creation Act of 2004, provides certain new requirements on non-qualified deferred compensation arrangements. These include new requirements with respect to an individual’s election to defer compensation and the individual’s selection of the timing and form of distribution of the deferred compensation.  Section 409A also generally provides that distributions must be made on or following the occurrence of certain events (e.g., the individual’s separation from service, a predetermined date, or the individual’s death).  Section 409A imposes restrictions on an individual’s ability to change his or her distribution timing or form after the compensation has been deferred.  For certain individuals who are officers, subject to certain exceptions, Section 409A requires that such individual’s distribution commence no earlier than six (6) months after such officer’s separation from service.

Awards granted under the 2007 Plan with a deferral feature will be subject to the requirements of Section 409A.  If an Award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the Award, to the extent vested, which may be prior to when the compensation is actually or constructively received.  Also, if an Award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as possible interest charges and penalties. In addition, certain states such as California adopted similar provisions.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE COMPANY WITH RESPECT TO THE GRANT AND EXERCISE OF AWARDS UNDER THE 2007 PLAN.  IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

Vote Required and Board Recommendation

For the approval of the amended 2007 Plan, the affirmative vote of a majority of the shares present, represented and entitled to vote on the item will be required for approval.  You may vote “for,” “against,” or “abstain” from voting on this proposal.  If you abstain from voting on this matter, your shares will be counted as present and entitled to vote on the matter for purposes of establishing a quorum, and the abstention will have the same effect as a vote against this proposal.  Our board of directors recommends that stockholders vote “FOR” the amended 2007 Plan.

PROPOSAL FOUR

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Pursuant to Section 14A of the Exchange Act, we are requesting your approval of the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis, the compensation tables, and the narrative discussion set forth on pages 23 to 35 of this proxy statement. This non-binding advisory vote is commonly referred to as a “say on pay” vote.

As we discuss below under the caption “Executive Officer and Director Compensation—Compensation Discussion and Analysis,” our executive compensation program is designed to maximize stockholder value over time. We believe that the most effective way to achieve this goal is to provide competitive compensation opportunities for our executive officers, link compensation for our executive officers to corporate and individual performance measured against pre-established business plans and goals and align long-term stockholder interests with the interests of our executive officers through the grant of equity awards to our executive officers.  We believe the compensation program for our executive officers was instrumental in helping us achieve strong financial performance despite a challenging macroeconomic environment over the past few years. We encourage you to carefully review the “Compensation Discussion and Analysis” beginning on page 23 of this Proxy Statement for additional details on our executive compensation, including our compensation philosophy and objectives, as well as the processes that the compensation committee of our board of directors used to determine the structure and amounts of the compensation of our named executive officers in fiscal 2011.

We are asking you to indicate your support for the compensation of our named executive officers as described in this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we are asking you to vote, on an advisory basis, “For” the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to OmniVision Technologies, Inc.’s named executive officers, as disclosed pursuant to the Securities and Exchange Commission’s compensation disclosure rules, including the Compensation Discussion and Analysis, compensation tables and narrative discussion set forth on pages 23 to 35 of this proxy statement, is hereby approved.”

Vote Required and Board Recommendation

While the results of this advisory vote are not binding, our board of directors’ compensation committee will consider the outcome of the vote in deciding whether to take any action as a result of the vote and when making future compensation decisions for named executive officers.  Our board of directors recommends that you vote “for” the compensation of our named executive officers as disclosed in this proxy statement.

PROPOSAL FIVE

ADVISORY VOTE ON FREQUENCY OF AN ADVISORY VOTE ON EXECUTIVE COMPENSATION

Pursuant to Section 14A of the Securities Exchange Act, you are being provided with the opportunity to cast a vote on how frequently we should seek an advisory vote on the compensation of our named executive officers, commonly referred to as a “say on pay” vote, as provided in Proposal 4.  This advisory vote is referred to here as the “frequency of say on pay” vote. Under this Proposal Five, you may vote on whether you would prefer to have a “say on pay” vote every year, every two years or every three years, or abstain.

The “say on pay” and “frequency of say on pay” voting provisions are new and, based upon current information our board of directors believes that the “say on pay” advisory vote should be conducted every year.  An annual advisory vote on executive compensation will allow our stockholders to provide input on our compensation philosophy, policies and practices as disclosed in the proxy statement every year.

Vote Required and Board Recommendation

While this advisory vote on the frequency of the “say on pay” vote is non-binding, our board of directors and its compensation committee will give careful consideration to the choice that receives the most votes when considering the frequency of future “say on pay” votes. Please vote your preference as to the frequency of holding stockholder advisory votes on executive compensation, as every year, every two years, or every three years, or you may abstain from voting.  Our board of directors recommends that stockholders vote to approve the compensation of our executive officers every year.

CORPORATE GOVERNANCE

Board and Committee Meetings

The board of directors and its committees held thirty-two (32) meetings during fiscal 2011.  All directors attended at least 75% of the meetings of the board and its committees of which they were members held during fiscal 2011.

Committees of the Board

The board of directors has an audit committee, a compensation committee and a corporate governance and nominating committee.

Audit Committee

The information regarding the audit committee’s charter and the independence of the members of the audit committee contained under this caption, “Audit Committee” shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act.

The responsibilities of the audit committee include the selection of our independent registered public accounting firm, consulting with and reviewing services provided by our independent registered public accounting firm and overseeing our internal control over financial reporting.  The audit committee acts under a written charter adopted and approved by our board of directors.  A copy of the charter of our audit committee is available on our website located at www.ovt.com.  It may be found on the website as follows:

1              From our main web page, click on “Investors.”

2              Then click on “Corporate Governance.”

3              Then click on “Charter of the Audit Committee.”

The audit committee held eleven (11) meetings during fiscal 2011.  During fiscal 2011, the members of the audit committee were Messrs. Jeng, Wang and Steffensen with Mr. Steffensen serving as the chairperson of the audit committee.  Dr. Wang retired from our board of directors and audit committee on February 24, 2011, and Mr. Hsu was appointed to our board of directors and audit committee on May 23, 2011.  Each member of the audit committee is independent as defined under the rules of the SEC and the corporate governance standards of the Nasdaq Stock Market.  The board of directors has determined that Mr. Steffensen is qualified as an audit committee financial expert within the meaning of the rules of the SEC and the corporate governance standards of the Nasdaq Stock Market and has confirmed that the other members of the audit committee are able to read and understand financial statements.  The report of the audit committee for fiscal 2011 is included in this proxy statement.

Compensation Committee

The compensation committee reviews and approves decisions regarding compensation, for our officers and reviews and makes recommendations to the board of directors regarding compensation policies for our directors, employees and consultants.  The compensation committee acts under a written charter adopted and approved by our board of directors.  A copy of the charter of our compensation committee is available on our website located at www.ovt.com.  It may be found on the website as follows:

1              From our main web page, click on “Investors.”

2              Then click on “Corporate Governance.”

3              Then click on “Charter of the Compensation Committee.”

The compensation committee held five (5) meetings during fiscal 2011.  During fiscal 2011, the members of the compensation committee were Messrs. Jeng, Wang and Steffensen with Mr. Jeng serving as the chairperson of the compensation committee.  Dr. Wang retired from our board of directors and compensation committee on February 24, 2011, and Mr. Hsu was appointed to our board of directors and compensation committee on May 23, 2011.  None of the current compensation committee members is an employee of ours and all of them are independent within the meaning of the corporate governance standards of the Nasdaq Stock Market.  The report of the compensation committee for fiscal 2011 is included in this proxy statement.

Risk Management Considerations

In fulfilling its role in assisting the board of directors in its risk oversight responsibilities, the compensation committee reviewed our compensation policies and practices for all employees, including executive officers, and determined that our compensation programs will not have a material adverse effect on our Company.  The compensation committee believes the various elements of our compensation program mitigate against and do not encourage excessive risk taking and instead encourage behaviors that support sustainable value creation.  Specifically, the compensation committee reviewed the following design features of our compensation programs that guard against excessive risk-taking:

•                  our compensation program is designed to provide a balanced mix of cash and equity, quarterly, annually and longer-term incentives in order to encourage strategies and actions that are in our long-term best interests;

•                  base salaries are consistent with an employee’s responsibilities so that they are not motivated to take excessive risks to achieve a reasonable level of financial security;

•                  the compensation committee has discretion over quarterly profit sharing program payouts;

•                  we use a mix of stock options and restricted stock units (“RSUs”) for long-term incentive awards and since RSUs retain value even in a depressed market employees are less likely to take unreasonable risks to get, or keep, options “in the money”;

•                  stock options become exercisable over a four year period and remain exercisable for up to seven years from the date of grant, encouraging employees to look to long-term appreciation in equity values; and

•                  time-based vesting is also used for awards of RSUs which encourages employees to focus on sustained stock price appreciation.

Corporate Governance and Nominating Committee

The corporate governance and nominating committee develops and recommends to the board of directors the governance principles applicable to our Company.  The corporate governance and nominating committee assists the board of directors in identifying and selecting prospective candidates for nomination to the board of directors for the annual meetings of stockholders and will consider nominees recommended by stockholders.

The corporate governance and nominating committee held four (4) meetings during fiscal 2011.  During fiscal 2011, the members of the corporate governance and nominating committee were Messrs. Jeng, Wang and Steffensen with Dr. Wang serving as the chairperson of the corporate governance and nominating committee until his retirement from our board of directors on February 24, 2011.  Mr. Hsu joined our board of directors and the corporate governance and nominating committee as its chairperson on May 23, 2011.  None of the current corporate governance and nominating committee members is an employee of our Company and all of them are independent within the meaning of the corporate governance standards of the Nasdaq Stock Market.

A copy of the charter of our corporate governance and nominating committee is available on our website located at www.ovt.com.  It may be found on the website as follows:

1              From our main web page, click on “Investors.”

2              Then click on “Corporate Governance.”

3              Then click on “Charter of the Corporate Governance and Nominating Committee.”

Policy for Director Recommendations and Nominations

The corporate governance and nominating committee considers candidates for board membership suggested by our board members, management and stockholders.  The corporate governance and nominating committee may also retain third-party executive search firms to identify independent director candidates from time to time.  It is the policy of the corporate governance and nominating committee to consider recommendations for candidates to the board of directors from stockholders holding not fewer than 500,000 shares of our common stock continuously for at least 12 months prior to the date of the submission of the recommendation.  The corporate governance and nominating committee will consider persons recommended by our stockholders in the same manner as a nominee recommended by the board of directors, individual board members or management.  In considering candidates for director nominee, the corporate governance and nominating committee generally assembles all information regarding a candidate’s background and qualifications. While OmniVision does not have a formal diversity policy for board membership, the board of directors seeks directors who represent a mix of backgrounds and experiences that will enhance the quality of our board of directors’ deliberations and decisions. The corporate governance and nominating committee considers, among other factors, diversity with respect to perspectives, backgrounds, skills, experience, and community involvement in its evaluation of candidates for board membership. Such diversity considerations are discussed by the corporate governance and nominating committee in connection with the general qualifications of each potential nominee.  The corporate governance and nominating committee recommends director nominees to the board of directors based on its assessment of overall suitability to serve on the board of directors in accordance with our policy regarding nominations and qualifications of directors

Stockholders desiring to recommend a candidate for election to the board of directors should send their recommendation in writing to the attention of the chairman of the corporate governance and nominating committee, at our offices located at 4275 Burton Drive, Santa Clara, California 95054.  This written recommendation must include the information and materials required by our bylaws as well as the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, a signed letter from the candidate confirming willingness to serve, information regarding any relationships between the candidate and OmniVision within the last three years and evidence of the required ownership of our common stock by the recommending stockholder.  A copy of the relevant bylaw provision is available upon written request to our Vice President of Global Management and General Counsel at the address provided above.

In accordance with the advance notice provisions in our bylaws, director nominations to be considered at the 2012 Annual Meeting must be received not less than 120 days prior to the date of our proxy statement for the 2011 Annual Meeting.  For purposes of our 2012 Annual Meeting, director nominations must be received by April 14, 2012.

In addition, a stockholder that instead desires to nominate a person directly for election to the board of directors at an annual or special meeting of our stockholders must meet the deadlines and other requirements set forth in our bylaws and the rules and regulations of the SEC related to stockholder proposals as described above on page 6.

Where the corporate governance and nominating committee has either identified a prospective nominee or determines that an additional or replacement director is required, the corporate governance and nominating committee may take such measures that it considers appropriate in connection with its evaluation of a director candidate, including candidate interviews, inquiry of the person or persons making the recommendation or nomination, engagement of an outside search firm to gather additional information, or reliance on the knowledge of the members of the committee, the board or management.  In its evaluation of director candidates, including the members of the board of directors eligible for re-election, the corporate governance and nominating committee considers a number of factors, including the following:

•                  the current size and composition of the board of directors and the needs of the board of directors and the respective committees of the board;

•                  such factors as judgment, independence, character and integrity, age, area of expertise, diversity of experience, length of service, and potential conflicts of interest; and

•                  such other factors as the committee may consider appropriate.

The corporate governance and nominating committee has also specified the following minimum qualifications to be satisfied by any nominee for a position on the board:

•                  the highest personal and professional ethics and integrity;

•                  proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment;

•                  skills that are complementary to those of the existing board members;

•                  the ability to assist and support management and make significant contributions to our success; and

•                  an understanding of the fiduciary responsibilities that are required of a member of the board and the commitment of time and energy necessary to diligently carry out those responsibilities.

After completing the evaluation and review, the corporate governance and nominating committee makes a recommendation to the full board as to the persons who should be nominated to the board, and the board determines and approves the nominees after considering the recommendation and report of the corporate governance and nominating committee.

Director Independence

In fiscal 2011, the board of directors undertook a review of the independence of its members and considered whether any director had a material relationship with our Company or management that could compromise his ability to exercise independent judgment in carrying out his responsibilities.  As a result of these reviews, the board of directors affirmatively determined that Joseph Jeng, Dwight Steffensen, Andrew Wang and Wen-Liang William Hsu are independent of our Company and our management under the corporate governance standards of the Nasdaq Stock Market.  Our independent directors meet together on a regular basis without our Chief Executive Officer (“CEO”) present.

Board Leadership Structure

We currently combine the role of chairman of the board with the role of CEO.  The board of directors believes this provides an efficient and effective leadership model for us and helps facilitate information flow between management and the board of directors, which are essential to effective governance.  Combining the chairman of the board and the CEO roles fosters clear accountability, effective decision-making and alignment on corporate strategy.  Further, the board of directors believes that our CEO is best situated to serve as our chairman of the board because he is the director most familiar with our business and industry, and most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy.  Independent directors and management have different perspectives and roles in strategy development.  Our independent directors bring experience, oversight and expertise from outside the Company and industry, while our CEO brings company-specific experience and expertise.

The corporate governance and nominating committee has determined that due to the small size of our board of directors, it is not necessary to appoint a lead independent director.  Our independent directors meet together on a regular basis separate from the employee directors.  In addition, each of our independent directors serves in a leadership position as a chairperson of one of the committees of the board of directors.  Further, each independent director is offered the opportunity to review and provide feedback on agendas for the meetings of our board of directors and committees and to actively participate in all meetings.  Accordingly, our independent directors provide significant contributions and leadership to the board of directors without the appointment of a single, lead independent director.

After careful consideration, the corporate governance and nominating committee has determined that OmniVision’s current board of directors’ structure combining the chairman of the board and the CEO positions is the most appropriate leadership structure for OmniVision and our stockholders.

The Board’s Role in Risk Oversight

Management is responsible for the day-to-day management of risks the Company faces, while the board of directors, as a whole and through its committees, has responsibilities for the oversight of risk management.  Our board of directors oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance stockholder value.  A fundamental part of risk management is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the Company.  As a critical part of this risk management oversight role, the board of directors encourages full and open communication between management and the board of directors.  Senior management attends the board meetings and is available to address any questions or concerns raised by the board of directors on risk management-related and other matters. The board of directors regularly receives presentations from senior management on strategic matters involving our operations to enable it to understand our risk identification, risk management and risk mitigation strategies. The board of directors also holds strategic planning sessions with senior management to discuss strategies, key challenges, and risks and opportunities for the Company.

While the board of directors is ultimately responsible for risk oversight at OmniVision, our committees assist the board of directors in fulfilling its responsibilities in certain areas of risk. The audit committee assists the board of directors in fulfilling its oversight responsibilities with respect to risk management in areas of financial risk, internal controls, and compliance with legal and regulatory requirements. The compensation committee assists the board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs. The corporate governance and nominating committee assists the board in fulfilling its oversight responsibilities with respect to the management of risks associated with board organization, membership, and structure. When a committee receives a report, the chairman of the committee discusses it with the full board of directors during the committee reports portion of the next board meeting. This enables the board of directors to coordinate the risk oversight role.

Code of Business Conduct and Ethics

The board of directors has adopted a Code of Business Conduct and Ethics that is applicable to all of our employees, officers and directors, including our senior executive and financial officers.  In addition, we have in place a Code of Ethics for Principal Executive and Senior Financial Officers, which applies to our CEO and our CFO, who also serves as our principal accounting officer.  These codes are intended to deter wrongdoing and promote ethical conduct among our directors, executive officers and employees. The Code of Business Conduct and Ethics and the Code of Ethics for Principal Executive and Senior Financial Officers are available on our corporate website located at www.ovt.com.

The Codes may be found on the website as follows:

1              From our main web page, click on “Investors.”

2              Then click on “Corporate Governance.”

3              Then click on “Code of Business Conduct and Ethics.”

We intend to post amendments to or waivers from the Code of Business Conduct and Ethics on our website.

Corporate Governance Guidelines

The board of directors has adopted a Corporate Governance Guidelines that is applicable to all of our officers and directors, including our senior executive and financial officers.  The Corporate Governance Guidelines is available on our corporate website located at www.ovt.com.

The Guidelines may be found on the website as follows:

1              From our main web page, click on “Investors.”

2              Then click on “Corporate Governance.”

3              Then click on “OmniVision Corporate Governance Guidelines.”

Attendance by Board Members at the 2011 Annual Meeting

Our policy with respect to director attendance at the 2011 Annual Meeting is to encourage but not require director attendance at the annual meetings.  Three of our directors attended our Annual Meeting for 2010.

Director Compensation

Non-employee directors are reimbursed for certain expenses in connection with their attendance at the board of directors and committee meetings.  In August 2009, the compensation committee, with input from Compensia, Inc. (“Compensia”), a nationally-recognized executive compensation consulting firm, reviewed the Company’s compensation program for its non-employee directors and approved an increase in the annual retainer for general service on the board of directors (from $15,000 to $20,000) and for the chairperson of the audit committee (from $10,000 to $15,000). Such increases became effective on November 1, 2009.  All other components of the non-employee director compensation program remained unchanged from fiscal 2009.

As a result, in fiscal 2011 each non-employee director received cash compensation in the amount of (i) $20,000 per year for services performed as a member of the board of directors, (ii) $5,000 per year for services performed as a member of the audit committee (and in the case of the chairman of the audit committee, $15,000 per year), (iii) $2,000 per year for services performed as a member of the compensation committee (and in the case of the chairman of the compensation committee, $5,000 per year), (iv) $2,000 per year for services performed as a member of the corporate governance and nominating committee (and in the case of the chairman of the corporate governance and nominating committee, $5,000 per year), (v) $1,500 per board of directors meeting attended and (vi) $1,000 per committee meeting (and in the case of the chairman of the committee, $1,500 per committee meeting) attended.

Under our 2007 Plan, non-employee directors are eligible to receive equity awards at the discretion of the compensation committee.  In fiscal 2011, the compensation committee granted each non-employee director 7,500 RSUs with a vesting commencement date of January 1, 2011.  Such RSUs shall vest and be issued as to one-third of the shares on each annual anniversary following January 1, 2011 with full vesting in three years contingent upon continued service as one of our directors.

Our compensation committee will continue to consider whether other forms of equity awards may be appropriate instead of granting RSUs.

DIRECTOR COMPENSATION

The following table sets forth information concerning compensation paid or accrued for services rendered to the Company in all capacities by the non-employee members of the Company’s board of directors for the fiscal year ended April 30, 2011.  Wen-Liang William Hsu joined our board of directors on May 23, 2011.

Name(1)	Fees Earned or Paid in Cash ($)	Restricted Stock Units Awards ($)(3)(4)	Total ($)
Joseph Jeng	66,000	222,075	288,075
Dwight Steffensen	73,750	222,075	295,825
Andrew Wang(2)	61,000	222,075	283,075

(1)

Mr. Hong, our Chairman of the Board, CEO and President and Dr. Yang, our Vice President of Engineering, do not receive any additional compensation for their service as members of the board of directors.

(2)	Mr. Wang retired from our board of directors in February 2011.
(3)

Amounts shown do not reflect compensation actually received by the board member. Instead, the amounts represent the aggregate grant date fair value related to restricted stock units awards pursuant to Statement of Financial Accounting Standards Codification Topic 718. For a discussion of the valuation assumptions, see Note 13 to the consolidated financial statements included in the Annual Report on Form 10-K for the year ended April 30, 2011. The actual value that may be realized from an award is contingent upon the satisfaction of the conditions to vesting in that award on the date the award is vested. Thus, there is no assurance that the value, if any, eventually realized will correspond to the amount shown.

(4)	The aggregate number of stock option and RSU awards outstanding at April 30, 2011 and the grant date fair value of the RSU awards granted in fiscal 2011 for each non-employee director are as follows:

Name	Aggregate Number of Option Awards Outstanding at April 30, 2011(#)	Aggregate Number of RSUs Outstanding at April 30, 2011(#)	Grant Date Fair Value of RSU Awards($)
Joseph Jeng	100,000	12,500	222,075
Dwight Steffensen	80,000	12,500	222,075
Andrew Wang(1)	—	—	222,075

(1)	Mr. Wang retired from our board of directors in February 2011.

Compensation Committee Interlocks and Insider Participation

During fiscal 2011, none of the members of the compensation committee were officers or employees of OmniVision while they served as members of the compensation committee.  In addition, no executive officer of OmniVision served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

The compensation committee of our board of directors is responsible for establishing, implementing and monitoring adherence with our compensation philosophy.  The committee seeks to ensure that the total compensation paid to our executive officers is fair and reasonable.

This section describes OmniVision’s compensation program for our executive officers.  The discussion focuses on our executive compensation policies and decisions, and the most important factors relevant to an analysis of these policies and decisions.  We address why we believe the program is right for our Company and our stockholders, and we explain how executive compensation is determined.

Currently, OmniVision has seven (7) executive officers.  These executives have the broadest job responsibilities and policy-making authority in the Company.  We hold them accountable for the Company’s performance and for maintaining a culture of strong ethics.  Details of compensation for our CEO, CFO and the three other highest paid executive officers (collectively called the “Named Executive Officers”) can be found in the tables beginning on page 29.

What person or group is responsible for determining the compensation levels of executive officers?

The compensation committee of our board of directors determines compensation for all executive officers.  The compensation committee operates under a written charter adopted by the board of directors which established the duties and authority of the compensation committee.  Our compensation committee’s charter is available on our website located at http://www.ovt.com/investors/corp_6.php.

The fundamental responsibilities of our compensation committee are:

•                  to review and make recommendations to OmniVision’s board of directors regarding compensation plans, as well as general compensation goals and guidelines for OmniVision’s executive officers and the board of directors;

•                  to review and determine all compensation arrangements for OmniVision’s executive officers (including our CEO) and to allocate total compensation among the various components of executive pay;

•                  to review and approve all equity compensation awards to our executive officers (including our CEO);

•                  to review and make recommendations to the board of directors regarding general compensation goals and guidelines for the Company’s employees and the criteria by which profit sharing to the Company’s employees are determined; and

•                  to oversee and direct OmniVision’s equity compensation plans.

In determining each executive officer’s compensation, the compensation committee reviews the performance of the Company, assesses the performance of the individuals, and confers with an independent consultant about compensation for comparable executives in the fabless semiconductor and broader technology industry.  The compensation committee also receives the CEO’s recommendations on compensation for other executive officers and consults with the board of directors.

The ability of committee members to judge performance effectively is enhanced by the exposure they get to OmniVision’s operations as members of our board of directors.  The board participates in regular updates on our business priorities, strategies and results.  As a result, the board has frequent interaction with and open access to our executive officers.  This gives the compensation committee members considerable opportunity to ask questions and assess the performance of the executive officers and our Company.

What is the composition of our compensation committee?

Each member of the compensation committee is an “independent director” as defined by the corporate governance standards of the Nasdaq Stock Market, an “outside director” as defined in the Code and a “non-employee director” as defined in Rule 16b-3 under the Exchange Act.  Membership of the compensation committee is determined by our board of directors.  Our compensation committee is currently comprised of Messrs. Hsu, Jeng and Steffensen, and is chaired by Mr. Jeng.  Mr. Wang served as a member of our compensation committee during fiscal 2011 until his resignation in February 2011.  Mr. Hsu was appointed to our compensation committee in May 2011.

What are the objectives of our compensation program for executive officers and what is it designed to reward?

The fundamental objective of our executive compensation and benefits program is to maximize stockholder value over time.  We have created a compensation package that combines short and long-term components made up of cash and equity.  The following principles guide our compensation decisions:

•                  we seek to maintain compensation programs across our employee population that are fair, objective and consistent;

•                  we seek to directly and substantially link compensation to corporate and individual performance measured against pre-established business plan and goals;

•                  we seek to link long term stockholder and executive interests through the grant of equity awards to our executive officers; and

•                  we seek to provide competitive compensation opportunities to attract the key talent required for our Company’s continued success.

To do this, the 2011 compensation program was based on two fundamental principles:

1.             Pay for performance — generally pay at or below the market median related to cash compensation and at or above the market median related to equity compensation.

2.             Deliver rewards in ways that encourage executives to think and act in both the near-term and long-term interests of our stockholders.

The compensation committee reviewed our one-year and three-year performance based on the following specific measures: revenue, net income, operating income and stock price growth.  Additionally, the compensation committee assessed our Company’s strategic progress in key markets and technologies.

Most critical in the compensation committee’s assessment is OmniVision’s performance as compared to the companies in the benchmark study described below.  The compensation committee reviews the measures listed above against the same measures for our competitors.

What are the elements of executive compensation?

There are two primary elements:

1.             Near-term compensation paid in cash, consisting of base salary and profit sharing bonuses; and

2.             Long-term compensation awarded in equity, consisting of either stock options or RSUs, or a combination of both.

Based on our Company’s and the executive officer’s performance, some or all of these elements can be used in any given year.  The 2007 Plan, originally approved in 2007 by our stockholders, enables us to grant restricted stock, restricted stock units, stock appreciation rights, performance units and performance shares, which are other forms of equity compensation, in addition to stock options.

OmniVision provides the following benefits to our executives generally on the same basis as the benefits provided to all employees:

•                  health insurance;

•                  life insurance;

•                  short and long-term disability;

•                  employee stock purchase plan; and

•                  401(k) plan with employer match.

These benefits are consistent with those offered by other companies and specifically with those companies with which we compete for employees.  We do not provide our executive officers with other perquisites.  All executive officers are employed at will.  None has an employment contract or any formal right to post-termination severance benefits.

Does the Company use a compensation consultant and what is the role of the compensation consultant?

The compensation committee, which has the authority to directly engage outside firms or consultants, has retained Compensia, Inc. (“Compensia”), a nationally-recognized executive compensation consulting firm, to act as its independent compensation consultant and to support the compensation committee’s responsibilities in determining executive compensation and administering the related programs. The compensation committee periodically seeks input from Compensia on a range of external market factors. In fiscal 2011, Compensia assisted the compensation committee’s executive compensation-setting process by:

•                  reviewing those companies that comprise our peer group and advising on whether any changes to this group were advisable;

•                  assisting in the design of our compensation programs for executives, including discussing evolving compensation trends; and

•                  compiling and providing market data to assist in setting our compensation plan parameters and measures.

The compensation committee has actively worked with Compensia since 2007.  In fiscal 2011, the compensation committee reviewed our relationship with Compensia and determined that Compensia was independent from management.

How do we determine the amount of each element?

Compensia provided assessments of executive pay and benchmarking data to the compensation committee, assessed OmniVision’s corporate performance over several key measures and took part in most committee meetings that involved executive pay decisions.

In determining the compensation of our executive officers, Compensia’s assessment of OmniVision’s corporate performance, benchmarking data and assessment of executive pay is used in conjunction with the quarterly review by Mr. Shaw Hong, our CEO.  Mr. Hong reviews each executive officer’s performance with the compensation committee and makes recommendations to the committee with respect to the appropriate base salary, payments to be made under our cash profit sharing/bonus plan and grants of long-term equity incentive awards for all executive officers, excluding himself.  Based in part on these recommendations from our CEO and other considerations set forth in this discussion, including Compensia’s recommendations, the compensation committee approves the compensation package of our executive officers, other than our CEO. We expect the compensation committee to continue to rely on an independent compensation and benefits consultant in evaluating executive compensation against benchmarking data and other critical comparative analysis, although there may be times that the Committee relies on its own judgment.  The compensation committee will also continue to rely significantly on the recommendations of our CEO, because the compensation committee believes management’s input is critical to properly evaluating individual executive performance.

With the assistance of Compensia, the compensation committee reviewed the major elements of OmniVision’s executive officer compensation program, in part with reference to a carefully selected peer group.  These companies are predominately located in the San Francisco Bay Area, the geographic location in which we operate and compete for executive talent.  In addition to geographic location, these companies were chosen using the following principles:

•                  companies that are close industry competitors; and

•                  technology companies that are similar in size as measured by revenue, market capitalization and head count.

For fiscal 2011, Compensia’s benchmark study included the following companies:

•                  Altera Corporation

•                  Applied Micro Circuits Corporation

•                  Conexant Systems, Inc.

•                  Cree, Inc.

•                  Integrated Device Technology, Inc.

•                  Intersil Corporation

•                  Linear Technology

•                  Micrel, Inc.

•                  Microchip Technology, Inc.

•                  Microsemi Corporation

•                  PMC-Sierra, Inc.

•                  Silicon Laboratories Inc.

•                  Silicon Storage Technology, Inc.

•                  Skyworks Solutions, Inc.

•                  TriQuint Semiconductor, Inc.

•                  Zoran Corporation

We believe these companies accurately reflected the business and labor market in which OmniVision competed for fiscal 2010.  For these reasons, the peer group data was used for both compensation benchmarking purposes and for performance comparisons.  In addition to this peer group, our benchmark data (which we refer to, collectively with the peer group, as the “Benchmark Companies”) also includes a broader group of similarly-sized technology companies with revenues ranging between $200 million and $1 billion included in data collected in published surveys.  The median annual revenue of the Benchmark Companies was $541 million as compared to our annual revenue of $535 million at the time of our fiscal 2011 cash compensation assessment in May 2010.  The compensation committee generally believes that gathering benchmark information is an important part of our compensation related decision-making process.  In addition to the benchmark information, in making its compensation decisions, the compensation committee also considers an executive officer’s position, tenure, individual and organizational performance, our retention needs and internal pay equity.  Where warranted, the compensation committee applies discretion and adjusts benchmark data for any unique or non-standard duties performed by our executive officers.

With the assistance of Compensia in June 2011, we updated our Benchmark Companies for fiscal 2012 to account for our financial and operational growth over the last 12 months.  We reviewed similar principles as in the development of our fiscal 2011 peer group.

For fiscal 2012, Compensia’s benchmark study removed the following companies from the peer group that was used for purposes of fiscal 2011:

•                  Altera Corporation

•                  Applied Micro Circuits Corporation

•                  Conexant Systems, Inc.

•                  Micrel, Inc.

•                  Silicon Laboratories Inc.

•                  Silicon Storage Technology, Inc.

•                  Zoran Corporation

In addition, the fiscal 2012 peer group included the following new additions:

•                  Coherent, Inc.

•                  Cymer, Inc.

•                  Cypress Semiconductor Corporation

•                  Dolby Laboratories, Inc.

•                  International Rectifier Corp.

•                  Novellus Systems, Inc.

•                  QLogic Corporation

How would you describe the CEO’s compensation package?

The compensation committee reviews the CEO’s compensation using substantially the same criteria and policies as are employed for the other executive officers. The CEO’s total compensation package for fiscal 2011 included the same main elements as our other executive officers (i.e., base salary, stock option grants, profit sharing and restricted stock units).  The CEO received no additional material compensation or benefits not provided to all executive officers.  During fiscal 2011, the compensation of Shaw Hong, our President, CEO and one of our directors, consisted of a base salary of $540,000, which represented an increase of approximately 8% from his fiscal 2010 base salary of $500,000.  Mr. Hong received profit sharing awards in the aggregate amount of $122,500 in fiscal 2011, which represented an increase of 192% from his fiscal 2010 profit sharing awards of $42,000.  In fiscal 2011, Mr. Hong received one grant for 63,000 RSUs, which represented an increase in size of approximately 40% from 45,000 RSUs granted in fiscal 2010. One-third of Mr. Hong’s RSUs vest annually over a three-year period.  In addition, in fiscal 2011, Mr. Hong received one stock option grant for 110,600 shares of our common stock.  This award represents an increase in size of approximately 40% from the option grant to purchase 79,000 shares of common stock that he received in fiscal 2010.  Mr. Hong’s fiscal year 2011, 2010 and 2009 stock option awards vest on our standard four-year vesting schedule of 25% after one year and 1/48 of the shares each month thereafter.

The compensation committee based its decisions regarding Mr. Hong’s compensation for fiscal 2011 on a variety of factors, including:

•                  The scope and responsibility of his position,

•                  Comparisons of CEO compensation levels for the Benchmark Companies,

•                  Our corporate performance, and

•                  His individual performance and contributions, including, among others, his strong leadership in bringing about the continued successes and achievements of the Company, including the continued development of innovative products and expansion into new products and markets.

In consultation with Compensia, the compensation committee evaluated the following factors in addition to those listed above, in determining Mr. Hong’s compensation for fiscal 2011:

•                  His historical base salary in comparison to competitive market levels,

•                  Historical payments made to him pursuant to our profit sharing plan compared to competitive annual incentive payment levels, and

•                  His historical total compensation (base salary, profit sharing and equity awards) compared to competitive market levels for all three categories.

The compensation committee’s evaluation revealed that Mr. Hong’s total compensation package for fiscal 2011 was between the 25th and 50th percentile of the Benchmark Companies.

Why do we choose to pay each element and how do we decide how much to pay?

We believe our combination of near-term and long-term compensation strikes the right balance between steady pay and more leveraged performance-based rewards that promote our stockholders’ interests.  The compensation committee’s choice of the allocation of total compensation for our executive officers across the different elements of compensation reflect consideration of our stockholders’ interests in paying what is required, but not significantly more than necessary, to achieve our corporate objectives.  We believe that, given the industry in which we operate and the geographic region in which we are located, cash and equity compensation at the percentage levels we pay our executive officers are generally necessary and sufficient to retain our existing executive officers and to hire new executive officers, when and as required.

The compensation committee determines which elements to use and sets the levels of executive compensation.  Base salaries are reviewed annually on a regular cycle that is carried out over the course of the year, culminating in June.  From time to time, off-cycle changes are made to an individual executive’s compensation as the result of an increase in job responsibility or for purposes of retention.

The specifics of each element are as follows:

Near-Term Compensation, Paid in Cash.  In order to attract, retain and motivate the superior executive talent that is crucial to the long-term creation of stockholder value, the compensation committee has determined to target executive officer base salaries and total cash compensation generally at or below the 50th percentile (when compared to the Benchmark Companies).  As a result of this allocation, a part of our executive officers’ total cash compensation is performance based and at risk.  This positioning is consistent with our fundamental pay-for-performance philosophy that cash compensation be at or below the competitive median and that equity compensation be at or above the competitive median.

Base Salary.  This is the most basic, least variable form of compensation for the job an executive officer does.  OmniVision generally pays base salaries that are below the market median for officers performing comparable jobs, although this can vary depending on an individual’s performance.  In 2011, the executive officers’ base salaries were determined by evaluating the most recent available data for comparable positions at the Benchmark Companies and each officer’s role, experience, skills, knowledge, responsibilities, performance and past compensation levels.

The following table presents information regarding the base salaries of our Named Executive Officers for fiscal years 2010, 2011 and 2012, as well as the percentage increase or decrease of such salaries as compared to the respective prior fiscal year.

Name	Year	Base Salary ($)(1)	Percentage Increase (Decrease)
Shaw Hong	2012	665,000	23%
	2011	540,000	8%
	2010	500,000	0%
Anson Chan	2012	378,000	26%
	2011	300,000	11%
	2010	270,000	0%
Y. Vicky Chou	2012	400,000	21%
	2011	330,000	5%
	2010	315,000	0%
Dr. Henry Yang	2012	409,000	32%
	2011	310,000	11%
	2010	280,000	0%
John Li (2)	2012	360,000	29%
	2011	280,000	39%

(1)	Changes in the base salaries of our Named Executive Officers are determined in June and become effective on July 1st of each year.
(2)	Mr. Li became a Named Executive Officer in fiscal 2011.

Profit Sharing/Bonus Awards.  The profit sharing awards were paid under our executive officer cash profit sharing/bonus plan, which was part of a cash profit sharing/bonus plan that we had in place for all of our employees.  The profit sharing awards were generally paid on a quarterly basis and the total amount of the quarterly awards to be allocated to all employees was based on a percentage of pre-tax profits (excluding stock-based compensation) that was recommended by the CEO and approved by the compensation committee.

The following table presents information regarding the profit sharing/bonus awards paid to our Named Executive Officers for fiscal years 2010 and 2011, as well as the percentage increase or decrease of such profit sharing/bonus awards as compared to the respective prior fiscal year.

Name	Year	Profit Sharing/Bonus Awards($)	Percentage Increase (Decrease)
Shaw Hong	2011	122,500	192%
	2010	42,000	127%
Anson Chan	2011	64,000	167%
	2010	24,000	100%
Y. Vicky Chou	2011	99,500	176%
	2010	36,000	125%
Dr. Henry Yang	2011	97,500	171%
	2010	36,000	200%
John Li (1)	2011	99,500	193%

(1)	Mr. Li became a Named Executive Officer in fiscal 2011.

Long-Term Compensation, Awarded in Equity.  Prior to fiscal 2009, the compensation committee granted all long-term compensation in the form of stock options because the 2000 Stock Plan did not provide for any form of equity compensation other than stock options.  However, under the 2007 Plan, which replaced the 2000 Stock Plan, the compensation committee may grant several different types of incentive awards, including stock options, restricted stock, restricted stock units, performance shares and performance units.  The compensation committee believes that equity compensation promotes long-term focus, aligns our executives’ interests with those of our stockholders, and helps us retain key individuals.  Members of our executive team are highly regarded and sought after in the semiconductor and other high-technology industries, and the compensation committee believes it is important to retain a strong, capable executive team.  In part, because none of our executive officers has an employment contract, the compensation committee believes that equity is its strongest compensation tool for retention.

The compensation committee believes long-term equity compensation aligns the interests of executive officers with stockholders by providing a significant incentive to each of our executive officers to remain employed by OmniVision and to benefit from long-term value they help to create for our stockholders. Consistent with this belief, our executive officers are generally provided long-term equity awards on an annual basis, and, consistent with our pay-for-performance philosophy, long-term incentive awards for our executive officers are generally targeted at or above competitive median levels (as measured against data provided by Compensia relating to the Benchmark Companies), depending upon corporate and individual performance as assessed by our CEO.  In addition, when determining the total amount to be granted annually to all recipients, including executive officers, the compensation committee considers the amount and value of equity compensation grants already held by the executive officer, overall dilution, OmniVision’s achievement of its corporate performance targets, retention objectives and the executive officer’s potential contribution to the creation of long-term stockholder value.

Stock Options.  Each stock option represents the right to purchase a specified number of shares of our common stock at a set exercise price subject to the terms and conditions of an option agreement.  The exercise price is the closing stock price of OmniVision stock on the day the compensation committee grants the option.  As a result, any value that an executive receives from a stock option is solely the result of increases in the value of OmniVision stock.  An increase in the value of OmniVision stock benefits all of our stockholders, thus aligning executive and stockholder interests.  In general, options become exercisable over four years: 25% of the shares subject to the option vest one year from the date of grant and the remaining shares vest at a rate of 1/48 of the shares per month.  They have a term of 7 years.

Restricted Stock Units.  Each RSU represents the right to receive a specified number of shares of our common stock, subject to the satisfaction of the vesting criteria for such RSU.  Because the value of RSUs is tied directly to our stock price, increases in our stock price benefits both the holder of the RSU and all of our other stockholders.  In addition, RSUs encourage executive retention as these awards maintain value even during periods where there is volatility in our stock price.  In general, RSUs vest annually over a three-year period, with one-third of the RSUs vesting on each anniversary of the original grant date.

The following table presents information regarding the stock options and restricted stock units granted to our Named Executive Officers for fiscal years 2010, 2011 and 2012, as well as the percentage increase or decrease in the number of such stock option grants as compared to the respective prior fiscal year.

Name	Year	Exercise Price ($)	Number of Shares Underlying Options (#)(1)	Number of Shares Underlying Restricted Stock Units (2)		Percentage Increase (Decrease) for Option grants
Shaw Hong	2012	34.80	131,000	75,000		18%
	2011	21.84	110,600	63,000		40%
	2010	10.41	79,000	45,000		58%
Anson Chan	2012	34.80	39,000	18,750		18%
	2011	21.84	33,000	16,000		0%
	2010	10.41	33,000	16,000		22%
Y. Vicky Chou	2012	34.80	50,000	37,500		18%
	2011	21.84	42,550	31,500		15%
	2010	10.41	37,000	22,500		16%
Dr. Henry Yang	2012	34.80	50,000	37,500		18%
	2011	21.84	42,550	31,500		33%
	2010	10.41	32,000	43,028	(3)	14%

John Li (4)	2012	34.80	50,000	37,500	18%
	2011	21.84	42,550	31,500	33%

(1)	We grant equity awards on an annual basis.
(2)	These shares represented the restricted stock units granted for fiscal year 2010, 2011 and 2012.
(3)	We issued 28,528 restricted stock units to Dr. Yang when he participated in our stock option exchange program that commenced on November 18, 2009 and expired on December 16, 2009.
(4)	Mr. Li became a Named Executive Officer in fiscal 2011.

What changes have been made to the officers’ compensation package, if any, for fiscal 2012?

The compensation committee approved the grant of a mix of stock options and time-based RSUs in May 2011. The compensation committee also approved changes to executive officer salaries in July 2011 to generally provide for alignment with median competitive market salary levels. The compensation committee does not anticipate any other changes to the Company’s current compensation package for executive officers in fiscal 2012, although the compensation committee will continue to evaluate the Company’s current profit-sharing plan for executives and may, in its discretion, amend the plan and/or implement a separate short-term incentive program for executives.

When do we grant equity awards?

Equity awards are generally granted by our compensation committee at its regularly scheduled meeting each quarter.  The meetings of our board and our compensation committee generally occur in the week that we announce our financial results for the previous quarter and year.

We have no program, plan or practice to coordinate equity awards with the release of material information.  The compensation committee does not accelerate or delay equity awards in response to material information, nor do we delay the release of information due to plans for making equity awards.

How do our decisions regarding each element affect decisions regarding other elements?

The compensation committee considers total compensation when setting the compensation of the executive officers.  The compensation committee reviews each executive officer’s total compensation and benefits package.  The compensation committee also considers competitive pay practices for each element of compensation.  In addition, the compensation committee considers the retention value of the long-term equity currently held by the executive.  Based on this review, the compensation committee may decide to adjust one or more elements of an executive’s total compensation.

Are any of our executive officers entitled to receive compensation following termination of employment?

We currently do not have employment agreements or change-of-control agreements with our executive officers, and there are no other arrangements that entitle our executive officers to receive compensation from us following the termination of their employment, except for the 2007 Plan which provides for special provisions for vesting and payment for participants in the plan (including our executive officers) in certain circumstances in the event of a change of control.

Is the tax and accounting treatment of compensation, including under Section 162(m) of the Code considered?

Section 162(m) of the Code generally denies a deduction to any publicly held corporation for compensation paid in a taxable year to the Company’s CEO and four other highest compensated officers to the extent that the officer’s compensation (other than qualified performance-based compensation) exceeds $1 million.  The compensation committee considers the impact of this deductibility limit on the compensation that it intends to award.  The committee exercises its discretion to award compensation that does not meet the requirements of Section 162(m) when it considers it in the best interest of the Company to do so.  It is our policy that, where reasonably practicable and where we reasonably believe that there may be a material and adverse impact to the Company from lost deductions, we will seek to qualify the variable compensation paid to our executive officers for an exemption from the deductibility limitations of Section 162(m).

We follow Financial Accounting Standards Board Accounting Standards Codification Topic 718 (formerly known as SFAS No. 123(R)), or ASC Topic 718, for our stock-based compensation awards, ASC Topic 718 requires companies to calculate the grant date “fair value” of their stock-based awards using a variety of assumptions. This calculation is performed for accounting purposes and reported in the compensation tables below, even though recipients may never realize any value from their awards. ASC Topic 718 also requires companies to recognize the compensation cost of their stock-based awards in their income statements over the period that an employee is required to render service in exchange for the award. When setting equity compensation, the compensation committee considers the estimated cost for financial reporting purposes.

Sections 280G and 4999 of the Code provide that executive officers and directors who hold significant equity interests and certain other service providers may be subject to an excise tax if they receive payments or benefits in connection with a change in control of the Company that exceeds certain prescribed limits, and that the Company, or a successor, may forfeit a deduction on the amounts subject to the additional tax.  We did not provide any executive officers, including any Named Executive Officer, with a “gross-up” or other reimbursement payment for any tax liability that he or she might owe as a result of the application of Sections 280G or 4999 during fiscal 2010 and we have not agreed and are not otherwise obligated to provide any Named Executive Officer with such a “gross-up” or other reimbursement.

Section 409A of the Code imposes additional significant taxes in the event that an executive officer, director, or other service provider receives “deferred compensation” that does not satisfy the requirements of Section 409A.  Although we do not maintain traditional nonqualified deferred compensation plans, Section 409A does apply to certain change of control provisions included in our 2007 Plan.  Consequently, to assist in avoiding additional tax under Section 409A, we have designed the 2007 Plan in a manner to avoid the application of Section 409A.

Compensation Committee Report

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis set forth above with OmniVision’s management.  Based upon the review and discussions noted above, the compensation committee has recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

Respectfully submitted by:

THE COMPENSATION COMMITTEE

Joseph Jeng, (Chairperson)

Wen-Liang William Hsu

Dwight Steffensen

Summary Compensation Table

The following table presents information concerning the total compensation of the Company’s CEO, CFO and the three other most highly compensated officers during the last fiscal year (the “Named Executive Officers”) for services rendered to the Company in all capacities for the fiscal year ended April 30, 2011.

Name and Principal Position	Year	Salary ($)	Discretionary Non-Plan Based Bonus ($)	Option Awards ($) (1)	Stock Awards ($) (1)		All Other Compensation ($) (2)	Total ($)
Shaw Hong	2011	533,333	122,500	1,092,584	1,375,920		33,164	3,157,502
Chairman of the Board, CEO (Principal	2010	500,000	42,000	353,130	468,450		17,801	1,381,381
Executive Officer) and President	2009	494,167	18,500	372,106	—		20,002	904,775

Anson Chan	2011	289,981	64,000	325,997	349,440		26,937	1,056,355
Chief Financial Officer (Principal Financial	2010	257,539	24,000	147,510	166,560		16,523	612,132
Officer) and Vice President of Finance	2009	262,513	12,000	155,437	—		21,558	451,508

Y. Vicky Chou	2011	327,500	99,500	420,339	687,960		28,705	1,564,004
Vice President of Global Management and	2010	315,000	36,000	165,390	234,225		18,204	768,819
General Counsel	2009	311,667	16,000	174,277	—		18,094	520,038

Dr. Henry Yang	2011	305,000	97,500	420,339	687,960		31,783	1,542,582
Vice President of Engineering	2010	280,000	36,000	143,040	262,614	(3)	16,614	738,268

John Li (4)	2011	266,900	99,500	420,339	687,960		30,856	1,505,555
Vice President of System Technologies

(1)

Amounts shown do not reflect compensation actually received by the named executive officer. Instead, the amounts represent the aggregate grant date fair value related to stock awards and option awards, granted in the year indicated, pursuant to authoritative accounting guidance for stock-based compensation. The amounts for stock awards and option awards from prior years were restated to reflect aggregate grant date fair value. For a discussion of the valuation assumptions, see Note 13 to the consolidated financial statements included in the Annual Report on Form 10-K for the year ended April 30, 2011. The actual value that may be realized from an award is contingent upon the satisfaction of the conditions to vesting in that award on the date the award is vested. Thus, there is no assurance that the value, if any, eventually realized will correspond to the amount shown.

(2)

These amounts reflect (i) compensation costs we recognized for the respective officer’s participation in our 2000 Employee Stock Purchase Plan and 2009 Employee Stock Purchase Plan, if any, (ii) matching contributions we paid into the respective officer’s 401(K) savings account and (iii) group life insurance and health benefit plan premiums we paid for the benefit of the respective officer. These benefits are generally made available on a non-discriminatory basis to all of our U.S. employees. None of our officers has received any benefit that individually exceeded $25,000 or 10% of the officer’s total compensation.

(3)

The amount includes $51,507 of incremental fair value for restricted stock units issued to Dr. Yang when he participated in our stock option exchange program that commenced on November 18, 2009 and expired on December 16, 2009.

(4)	Mr. Li became a Named Executive Officer in fiscal 2011.

GRANTS OF PLAN-BASED AWARDS

The following table presents information concerning grants of plan-based awards to each of the Named Executive Officers during the fiscal year ended April 30, 2011.

Name	Grant Date	Number of Restricted Stock Units Subject to Award (#)(1)	All Other Option Awards: Number of Securities Underlying Options (#)(2)(3)	Exercise or Base Price of Option Awards ($/Sh)(4)	Grant Date Fair Value of Stock and Option Awards(5)
Shaw Hong	7/1/2010	63,000	110,600	21.84	9.88
Anson Chan	7/1/2010	16,000	33,000	21.84	9.88
Y. Vicky Chou	7/1/2010	31,500	42,550	21.84	9.88
Dr. Henry Yang	7/1/2010	31,500	42,550	21.84	9.88
John Li (6)	7/1/2010	31,500	42,550	21.84	9.88

(1)	These shares represented the restricted stock units granted to the Named Executive Officers.
(2)	Options were granted at fair market value under our 2007 Plan, as described in further detail under “Long-Term Compensation, Awarded in Equity” section on page 30.
(3)

We generally grant stock options on an annual basis. In general, the options vest at a rate of twenty-five percent on the first anniversary of the grant date, and in equal monthly amounts over the next three years.

(4)	The exercise price for each stock option is the closing price of our common stock on the grant date, as reported on NASDAQ.
(5)	The grant date fair value represents the value of each stock option computed on the grant date in accordance with the authoritative accounting guidance for stock-based compensation.
(6)	Mr. Li became a Named Executive Officer in fiscal 2011.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table presents certain information concerning equity awards held by the Named Executive Officers at the end of the fiscal year ended April 30, 2011.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date (1)	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Shaw Hong	6,096	0	16.4000	6/09/2013 (4)
	150,000	0	18.7700	2/21/2015 (4)
	85,000	0	25.5600	6/12/2016 (4)
	20,000	0	16.6900	8/28/2016 (3)
	31,687	5,313	14.9300	5/30/2017 (4)
	19,374	15,626	11.9500	7/01/2018 (4)
	17,562	44,438	10.4100	7/01/2019 (4)	30,000	1,007,700
	0	110,600	21.8400	7/01/2017 (4)	63,000	2,116,170
Anson Chan	250,000	0	16.8900	8/14/2016 (5)
	46,874	3,126	14.9300	5/30/2017 (5)
	18,561	8,439	11.9500	7/01/2018 (5)
	14,437	18,563	10.4100	7/01/2019 (5)	10,666	358,271
	0	33,000	21.8400	7/01/2017 (5)	16,000	537,440
Y. Vicky Chou	60,000	0	25.5600	6/12/2016 (6)
	70,000	0	16.6900	8/28/2016 (3)
	56,250	3,750	14.9300	5/30/2017 (6)
	21,999	10,001	11.9500	7/01/2018 (6)
	16,186	20,814	10.4100	7/01/2019 (6)	15,000	503,850
	0	42,550	21.8400	7/01/2017 (6)	31,500	1,058,085
Dr. Henry Yang	29,375	2,625	14.9300	5/30/2017 (7)
	4,249	8,751	11.9500	7/01/2018 (7)
	5,999	18,001	10.4100	7/01/2019 (7)	23,928	803,742
	0	42,550	21.8400	7/01/2017 (7)	31,500	1,058,085
John Li (8)	20,588	0	16.4000	6/09/2013 (9)
	7,714	0	14.6000	7/11/2015 (2)
	30,000	0	16.6900	8/28/2016 (3)
	32,812	2,188	14.9300	5/30/2017 (9)
	12,648	5,752	11.9500	7/01/2018 (9)
	13,999	18,001	10.4100	7/01/2019 (9)	21,428	719,767
	0	42,550	21.8400	7/01/2017 (9)	31,500	1,058,085

(1)

Except as otherwise indicated in notes (2) and (3) below, twenty-five percent of the shares subject to each option grant shown here vest one year after the vesting commencement date, and the remainder vest monthly over the following thirty-six months.

(2)	All of the shares were fully vested on 4/30/06.
(3)	The shares subject to this grant vest monthly over thirty-six months, starting on 7/1/06.
(4)	The vesting commencement dates of these option grants are 7/1/03, 1/1/05, 7/1/06, 7/1/07, 7/1/08, 7/1/09 and 7/1/10, respectively.
(5)	The vesting commencement dates of these option grants are 7/17/06, 7/1/07, 7/1/08, 7/1/09 and 7/1/10, respectively.
(6)	The vesting commencement date of these option grants are 7/1/06, 7/1/07, 7/1/08, 7/1/09 and 7/1/10, respectively.
(7)	The vesting commencement dates of these option grants are 7/1/07, 7/1/08, 7/1/09 and 7/1/10, respectively.
(8)	Mr. Li became a Named Executive Officer in fiscal 2011.
(9)	The vesting commencement dates of these option grants are 7/1/03, 7/1/07, 7/1/08, 7/1/09 and 7/1/10, respectively.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of August 1, 2011 by:

•      each stockholder known by us to beneficially own more than 5% of our outstanding shares of common stock;

•      each of our directors;

•      each of the Named Executive Officers named in the “Summary Compensation Table” on page 33; and

•      all of our directors and executive officers as a group.

Unless otherwise noted, the stockholders named in the table have sole voting and investment power with respect to all shares of common stock owned by them, subject to applicable community property laws.

Name and Address of Beneficial Owner (1)	Number of Shares Beneficially Owned	Number of Shares Underlying Options	Total Shares Beneficially Owned	Percent of Shares Beneficially Owned(2)
5% of Greater Stockholder:
Wellington Management Company, LLP (3)	5,173,629		5,173,629	8.68%
Fisher Investments (4)	3,123,528		3,123,528	5.24%
BlackRock, Inc. (5)	2,886,896		2,886,896	4.85%
Current Directors and Named Executive Officers:
Shaw Hong (6)	46,659	315,728	362,387	*
Anson Chan	21,710	248,871	270,581	*
Y. Vicky Chou	29,517	197,784	227,301	*
Dr. Henry Yang (7)	62,059	25,908	87,967	*
John Li (8)	71,582	107,714	179,296	*
Joseph Jeng	2,500	80,206	82,706	*
Dwight Steffensen	2,500	72,500	75,000	*
Andrew Wang (9)	—	—	—	*
All current directors and executive officers as a group (11 persons)	239,552	1,081,128	1,320,680	2.2%

*	Less than 1%
(1)	Unless otherwise noted, the address of each listed stockholder is that of our principal executive offices: 4275 Burton Drive, Santa Clara, California 95054.
(2)

This table is based upon information supplied by officers, directors and principal stockholders. Percentage of beneficial ownership is based on 59,573,677 shares of common stock outstanding as of August 1, 2011. For each named person, this percentage includes common stock that such person has the right to acquire either currently or within 60 days of August 1, 2011 including upon the exercise of an option; however, such common stock is not deemed outstanding for the purpose of computing the percentage owned by any other person. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to shares.

(3)

Information with respect to the number of shares beneficially owned is based solely on information contained in a Schedule 13G filed with the SEC by Wellington Management Company, LLP (“Wellington”) on February 14, 2011. Wellington reported that it had shared voting power over 4,720,678 shares, out of the 5,173,629 shares listed above. The address of Wellington is 280 Congress Street, Boston, Massachusetts 02210.

(4)

Information with respect to the number of shares beneficially owned is based solely on information contained in a Schedule 13G filed with the SEC by Fisher Investments (“Fisher”) on February 14, 2011. Fisher reported that it had sole dispositive and voting power over all of the 3,123,528 shares listed above. The address of Fisher is 13100 Skyline Blvd., Woodside, California 94062.

(5)

Information with respect to the number of shares beneficially owned is based solely on information contained in a Schedule 13G filed with the SEC by BlackRock, Inc. (“BlackRock”) on February 7, 2011. BlackRock reported that it had sole dispositive and voting power over all of the 2,886,896 shares listed above. The address of BlackRock is 40 East 52nd Street, New York, New York 10022.

(6)	Includes 46,659 shares of common stock held by the Hong Family Trust of which Mr. Hong is a trustee.
(7)	Includes 46,600 shares of common stock held by the Hongli Yang & Yongxi Huang Family Trust of which Dr. Yang is a trustee.
(8)	Mr. Li became a Named Executive Officer in fiscal 2011.
(9)	Mr. Wang retired from our board of directors in February 2011.

EMPLOYMENT AGREEMENTS AND CHANGE OF CONTROL ARRANGEMENTS

We are not a party to any employment agreements or change of control arrangements with any of our Named Executive Officers.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Notwithstanding any statement to the contrary in any of our previous or future filings with the SEC, this report of the audit committee of the board of directors shall not be deemed “filed” with the SEC or “soliciting material” under the Exchange Act, and shall not be incorporated by reference into any such filings.

The audit committee of the board of directors is composed of three independent directors appointed by the board of directors, each of whom is independent under the applicable rules of the Nasdaq Stock Market.  The members of the audit committee during fiscal 2011 were Joseph Jeng, Dwight Steffensen and Andrew Wang, with Mr. Steffensen serving as the chairman of the audit committee.  Mr. Wang resigned from our board directors and our audit committee in February 2011.  Wen-Liang William Hsu was appointed to our audit committee in May 2011.

The audit committee operates under a written charter.  A copy of the charter of our audit committee is available on our website located at http://www.ovt.com/investors/corp_5.php.

In accordance with its charter, the primary purpose of the audit committee is to assist the board of directors in fulfilling its responsibility to oversee management’s conduct of our financial reporting process, including reviewing the financial reports and other financial information provided by us to any governmental or regulatory body, the public or other users thereof, our systems of internal control over financial reporting, the annual independent audit of our financial statements and our legal compliance and ethics programs as established by management and the board of directors.

The audit committee does not conduct auditing reviews or procedures.  The audit committee relies on management’s representation that our financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America.

Consistent with policies adopted by the SEC regarding auditor independence, the audit committee has responsibility for appointing, setting compensation and terminating the services of our independent registered public accounting firm.  The audit committee reviews reports and provides guidance to our independent registered public accounting firm with respect to its annual audit and approves all audit and non-audit services provided by our independent registered public accounting firm in accordance with applicable regulatory requirements.  In connection with the standards for independence of external auditors promulgated by the SEC, during the 2012 fiscal year, the audit committee will consider, in advance of the provision of any non-audit services by our independent registered public accounting firm, whether the provision of such services is compatible with maintaining the independence of the independent registered public accounting firm.

The audit committee has received the written disclosures and the letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence. The audit committee also discussed with management and the independent registered public accounting firm the quality and adequacy of our internal controls and responsibilities, budget and staffing.  The audit committee also reviewed with the independent registered public accounting firm its audit plan, audit scope and identification of audit risks.

The audit committee discussed and reviewed with the independent registered public accounting firm all communications required by generally accepted auditing standards, including those described in the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, and, with and without management present, discussed and reviewed the results of the independent registered public accounting firm’s examination of the financial statements. The audit committee reviewed and discussed our audited financial statements for fiscal 2011 and our assessment of internal control over financial reporting with management and the independent registered public accounting firm.  Management has the responsibility for the preparation of our financial statements and for maintaining effective internal control over financial reporting and the independent registered public accounting firm has the responsibility for the audit of those statements and the effectiveness of internal control over reporting.

Based on the above review and discussions with management and the independent registered public accounting firm, the audit committee recommended to the board of directors that our audited financial statements be included in our Annual Report on Form 10-K for the year ended April 30, 2011 for filing with the Securities and Exchange Commission.  The audit committee also recommended the reappointment, subject to stockholder approval, of the independent registered public accounting firm, and the board of directors concurred in such recommendation.

Respectfully submitted by:

THE AUDIT COMMITTEE

Dwight Steffensen (Chairperson)
Wen-Liang William Hsu
Joseph Jeng

RELATED PARTY TRANSACTIONS

Jeanette Ishibashi, our Vice President of Asia Pacific Business Development and Mr. Hong’s daughter, earned an aggregate cash compensation of $222,467 during fiscal 2011.

Policies and Procedures for Related Party Transactions

We have adopted a formal policy that our executive officers, directors, holders of more than 5% of any class of our voting securities, or any member of the immediate family of or any entities affiliated with any of the foregoing persons, are not permitted to enter into a related party transaction with us without the prior consent of our audit committee, or other independent members of our board of directors in the case it is inappropriate for our audit committee to review such transaction due to a conflict of interest.  Any request for us to enter into a transaction with an executive officer, director, principal stockholder, or any of such persons’ immediate family members or affiliates, in which the amount involved exceeds $120,000 must first be presented to our audit committee for review, consideration and approval.  In approving or rejecting the proposed agreement, our audit committee shall consider the relevant facts and circumstances available and deemed relevant to the audit committee, including, but not limited to whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction.  The transaction described above was entered into prior to the adoption of this policy.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act of 1934 requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of initial ownership and changes in ownership with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc.  Executive officers, directors and greater than 10% stockholders are required by the Securities and Exchange Commission to furnish us with copies of all Section 16(a) forms they file.  Based solely on our review of copies of such forms that we have received, or written representations from reporting persons, we believe that all executive officers, directors and 10% stockholders complied with all applicable filing requirements during fiscal 2011 except as follows.

Each of Messrs. Anson Chan, John Li, Bruce Weyer and Henry Yang, and Ms. Y. Vicky Chou was delinquent in filing one Form 4 reporting one transaction in our securities. Each of Messrs. Shaw Hong and Ray Cisneros was delinquent in filing two Forms 4 reporting seven transactions in our securities. When each executive officer was subsequently advised of the delinquency, each executive officer promptly reported his or her respective transactions.

OTHER MATTERS

We are not aware of any other matters to be submitted at the 2011 Annual Meeting.  If any other matters properly come before the 2011 Annual Meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the board of directors may recommend.

THE BOARD OF DIRECTORS OF
OMNIVISION TECHNOLOGIES, INC.

Dated: August 12, 2011

APPENDIX A

OMNIVISION TECHNOLOGIES, INC.

2007 EQUITY INCENTIVE PLAN

(as amended July 28, 2011)

1.             Definitions.  As used herein, the following definitions will apply:

(a)           “Administrator” means the Board or any of its Committees as will be administering the 2007 Plan, in accordance with Section 4 of the 2007 Plan.

(b)           “Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the 2007 Plan.

(c)           “Award” means, individually or collectively, a grant under the 2007 Plan of Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units, Performance Shares and other stock or cash awards as the Administrator may determine.

(d)           “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the 2007 Plan.  The Award Agreement is subject to the terms and conditions of the 2007 Plan.

(e)           “Award Transfer Program” means any program instituted by the Administrator that would permit Participants the opportunity to transfer for value any outstanding Awards to a financial institution or other person or entity approved by the Administrator. A transfer for “value” shall not be deemed to occur under this Plan where an Award is transferred by a Participant for bona fide estate planning purposes to a trust or other testamentary vehicle approved by the Administrator.

(f)            “Board” means the Board of Directors of the Company.

(g)           “Change in Control” means the occurrence of any of the following events:

(i)                Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities; or

(ii)               The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets;

(iii)              A change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors.  “Incumbent Directors” means directors who either (A) are Directors as of the effective date of the 2007 Plan, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or

(iv)             The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

(h)           “Code” means the Internal Revenue Code of 1986, as amended.  Any reference to a section of the Code herein will be a reference to any successor or amended section of the Code.

(i)            “Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board in accordance with Section 4 hereof.

(j)            “Common Stock” means the common stock of the Company.

(k)           “Company” means OmniVision Technologies, Inc., a Delaware corporation, or any successor thereto.

(l)            “Consultant” means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

(m)          “Determination Date” means the latest possible date that will not jeopardize the qualification of an Award granted under the 2007 Plan as “performance-based compensation” under Section 162(m) of the Code.

(n)           “Director” means a member of the Board.

(o)           “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

(p)           “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company.  Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

(q)           “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(r)            “Fair Market Value” means, as of any date, the value of Common Stock as the Administrator may determine in good faith by reference to the price of such stock on any established stock exchange or a national market system on the day of determination if the Common Stock is so listed on any established stock exchange or a national market system.  If the Common Stock is not listed on any established stock exchange or a national market system, the value of the Common Stock as the Administrator may determine in good faith.

(s)            “Fiscal Year” means the fiscal year of the Company.

(t)            “Incentive Stock Option” means an Option that by its terms qualifies and is otherwise intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(u)           “Inside Director” means a Director who is an Employee.

(v)           “Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

(w)          “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(x)           “Option” means a stock option granted pursuant to the 2007 Plan.

(y)           “Outside Director” means a Director who is not an Employee.

(z)           “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(aa)         “Participant” means the holder of an outstanding Award.

(bb)         “Performance Period” means any Fiscal Year of the Company or such other period as determined by the Administrator in its sole discretion.

(cc)         “Performance Share” means an Award denominated in Shares which may be earned in whole or in part upon attainment of Performance Goals or other vesting criteria as the Administrator may determine pursuant to Section 10.

(dd)         “Performance Unit” means an Award which may be earned in whole or in part upon attainment of Performance Goals or other vesting criteria as the Administrator may determine and which may be settled for cash, Shares or other securities or a combination of the foregoing pursuant to Section 10.

(ee)         “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture.  Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.

(ff)          “2007 Plan” means this 2007 Equity Incentive Plan.

(gg)         “Restricted Stock” means Shares issued pursuant to a Restricted Stock award under Section 7 of the 2007 Plan, or issued pursuant to the early exercise of an Option.

(hh)         “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 8.  Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

(ii)           “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the 2007 Plan.

(jj)           “Section 16(b)”  means Section 16(b) of the Exchange Act.

(kk)         “Service Provider” means an Employee, Director or Consultant.

(ll)           “Share” means a share of the Common Stock, as adjusted in accordance with Section 14 of the 2007 Plan.

(mm)      “Stock Appreciation Right” means an Award, granted alone or in connection with an Option, that pursuant to Section 9 is designated as a Stock Appreciation Right.

(nn)         “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

(oo)         “Successor Corporation” has the meaning given to such term in Section 14(c) of the 2007 Plan.

2.             Purposes of the 2007 Plan.  The purposes of the 2007 Plan are:

•              to attract and retain the best available personnel for positions of substantial responsibility,

•              to provide incentives to individuals who perform services to the Company, and

•              to promote the success of the Company’s business.

The 2007 Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units, Performance Shares and other stock or cash awards as the Administrator may determine.

3.             Stock Subject to the 2007 Plan.

(a)           Stock Subject to the 2007 Plan.  Subject to the provisions of Section 14 of the 2007 Plan, the maximum aggregate number of Shares that may be awarded and sold under the 2007 Plan is 13,200,000 Shares, plus any Shares subject to stock options or similar awards granted under the Company’s 2000 Stock Plan (the “2000 Plan”) that expire or otherwise terminate without having been exercised in full and Shares issued pursuant to awards granted under the 2000 Plan that are forfeited to or repurchased by the Company, with the maximum number of Shares to be added to the 2007 Plan pursuant to such terminations, forfeitures and repurchases not to exceed 2,900,000 Shares; provided, however, that the maximum number of Shares that may return to the 2007 Plan from cancelled awards under the 2007 Plan and the 2000 Plan pursuant to the option exchange program approved by the stockholders at the Company’s 2009 Annual Meeting of Stockholders (the “exchange program”) will be 2,900,000 Shares after taking into account the replacement awards granted pursuant to the Exchange Program.  The Shares may be authorized, but unissued, or reacquired Common Stock.

(b)           Full Value Awards.  Any Shares subject to Awards granted with an exercise price less than the Fair Market Value on the date of grant of such Awards will be counted against the numerical limits of this Section 3 as 1.6 Shares for every one Share subject thereto.  Further, if Shares acquired pursuant to any such Award are forfeited to or repurchased by the Company and would otherwise return to the 2007 Plan pursuant to Section 3(c), 1.6 times the number of Shares so forfeited or repurchased will return to the 2007 Plan and will again become available for issuance.

(c)           Lapsed Awards.  If an Award expires or becomes unexercisable without having been exercised in full, or, with respect to Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units, is forfeited to or repurchased by the Company, the unpurchased Shares (or for Awards other than Options and Stock Appreciation Rights, the forfeited or repurchased Shares) which were subject thereto will become available for future grant or sale under the 2007 Plan (unless the 2007 Plan has terminated).  With respect to Stock Appreciation Rights, all of the Shares covered by the Award (that is, Shares actually issued pursuant to a Stock Appreciation Right, as well as the Shares that represent payment of the exercise price) shall cease to be available under the 2007 Plan.  However, Shares that have actually been issued under the 2007 Plan under any Award will not be returned to the 2007 Plan and will not become available for future distribution under the 2007 Plan; provided, however, that if unvested Shares of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units are repurchased by the Company or are forfeited to the Company, such Shares will become available for future grant under the 2007 Plan.  Shares used to pay the tax and exercise price of an Award will not become available for future grant or sale under the 2007 Plan.  To the extent an Award under the 2007 Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the 2007 Plan.  Notwithstanding the foregoing and, subject to adjustment provided in Section 14, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options shall equal the aggregate Share number stated in Section 3(a), plus, to the extent allowable under Section 422 of the Code, any Shares that become available for issuance under the 2007 Plan under this Section 3(c).

(d)           Share Reserve.  The Company, during the term of this 2007 Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the 2007 Plan.

4.             Administration of the 2007 Plan.

(a)           Procedure.

(i)            Multiple Administrative Bodies.  Different Committees with respect to different groups of Service Providers may administer the 2007 Plan.

(ii)                                  Section 162(m).  To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the 2007 Plan will be administered by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code.

(iii)                               Rule 16b-3.  To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.

(iv)                              Awards to Outside Directors.  Awards to Outside Directors granted hereunder will be granted only by the Compensation Committee of the Board, as such Compensation Committee is comprised from time to time, and such Awards will not be made by or subject to the approval of the Board as a whole or any other party.

(v)                                 Other Administration.  Other than as provided above, the 2007 Plan will be administered by (A) the Board or (B) a Committee, which committee will be constituted to satisfy Applicable Laws.

(b)                                 Powers of the Administrator.  Subject to the provisions of the 2007 Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:

(i)                                     to determine the Fair Market Value;

(ii)                                  to select the Service Providers to whom Awards may be granted hereunder;

(iii)                               to determine the terms and conditions, not inconsistent with the terms of the 2007 Plan, of any Award granted hereunder;

(iv)                              to construe and interpret the terms of the 2007 Plan and Awards granted pursuant to the 2007 Plan;

(v)                                 to prescribe, amend and rescind rules and regulations relating to the 2007 Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws;

(vi)                              to modify or amend each Award (subject to Section 19(c) of the 2007 Plan);

(vii)                           to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(viii)                        to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award pursuant to such procedures as the Administrator may determine; and

(ix)                                to make all other determinations deemed necessary or advisable for administering the 2007 Plan.

(c)                                  Effect of Administrator’s Decision.  The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards.

5.                                       Eligibility.  Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units, Performance Shares and such other cash or stock awards as the Administrator determines may be granted to Service Providers.  Incentive Stock Options may be granted only to Employees.

6.                                       Stock Options.

(a)                                  Limitations.  Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option.  However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options will be treated as Nonstatutory Stock Options.  For purposes of this Section 6(a), Incentive Stock Options will be taken into account in the order in which they were granted.  The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted.

(b)                                 Number of Shares.  The Administrator will have complete discretion to determine the number of Shares subject to Options granted to any Participant, provided that during any Fiscal Year, no Participant may be granted Options covering more than 1,000,000 Shares.  Notwithstanding the foregoing limitation, in connection with a Participant’s initial service as an Employee, an Employee may be granted Options covering up to an additional 1,000,000 Shares.

(c)                                  Term of Option.  The Administrator will determine the term of each Option in its sole discretion; provided, however, that the term will be no more than seven (7) years from the date of grant thereof.  Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

(d)                                 Option Exercise Price and Consideration.

(i)                                     Exercise Price.  The per share exercise price for the Shares to be issued pursuant to exercise of an Option will be determined by the Administrator, but will be no less than 100% of the Fair Market Value per Share on the date of grant.  In addition, in the case of an Incentive Stock Option granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than 110% of the Fair Market Value per Share on the date of grant.  Notwithstanding the foregoing provisions of this Section 6(d), Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.  The exercise price for an Option may not be reduced without the consent of the Company’s stockholders.  This will include, without limitation, a repricing of the Option as well as an Option exchange program whereby the Participant agrees to cancel an existing Option in exchange for cash, an Option, Stock Appreciation Right or other Award.

(ii)                                  Waiting Period and Exercise Dates.  Subject to sections 4(b)(iii) and (vi) of the 2007 Plan, at the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.

(iii)                               Form of Consideration.  The Administrator will determine the acceptable form(s) of consideration for exercising an Option, including the method of payment, to the extent permitted by Applicable Laws.

(e)                                  Exercise of Option.

(i)                                     Procedure for Exercise; Rights as a Stockholder.  Any Option granted hereunder will be exercisable according to the terms of the 2007 Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement.  An Option may not be exercised for a fraction of a Share.

An Option will be deemed exercised when the Company receives: (i) notice of exercise (in such form as the Administrator specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with all applicable withholding taxes).  No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 14 of the 2007 Plan.

(ii)                                  Termination of Relationship as a Service Provider.  If a Participant ceases to be a Service Provider, other than upon the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement).  In the absence of a specified time in the Award Agreement, the Option will remain exercisable for three (3) months following the Participant’s termination.  Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the 2007 Plan.  If after termination the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the 2007 Plan.

(iii)                               Disability of Participant.  If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement).  In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following the Participant’s termination.  Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the 2007 Plan.  If after termination the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the 2007 Plan.

(iv)                              Death of Participant.  If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to Participant’s death in a form acceptable to the Administrator.  If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution.  In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following Participant’s death.  Unless otherwise provided by the Administrator, if at the time of death Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will immediately revert to the 2007 Plan.  If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the 2007 Plan.

(v)                                 Other Termination.  A Participant’s Award Agreement may also provide that if the exercise of the Option following the termination of Participant’s status as a Service Provider (other than upon the Participant’s death or Disability) would result in liability under Section 16(b), then the Option will terminate on the earlier of (A) the expiration of the term of the Option set forth in the Award Agreement, or (B) the 10th day after the last date on which such exercise would result in such liability under Section 16(b).  Finally, a Participant’s Award Agreement may also provide that if the exercise of the Option following the termination of the Participant’s status as a Service Provider (other than upon the Participant’s death or disability) would be prohibited at any time solely because the issuance of Shares would violate the registration requirements under the Securities Act, then the Option will terminate on the earlier of (A) the expiration of the term of the Option, or (B) the expiration of a period of three (3) months after the termination of the Participant’s status as a Service Provider during which the exercise of the Option would not be in violation of such registration requirements.

7.                                       Restricted Stock.

(a)                                  Grant of Restricted Stock.  Subject to the terms and provisions of the 2007 Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

(b)                                 Restricted Stock Agreement.  Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine.  Notwithstanding the foregoing sentence, during any Fiscal Year no Participant may receive more than an aggregate of 200,000 Shares of Restricted Stock; provided, however, that in connection with a Participant’s initial service as an Employee, an Employee may be granted an aggregate of up to an additional 300,000 Shares of Restricted Stock.  Unless the Administrator determines otherwise, Shares of Restricted Stock will be held by the Company as escrow agent until the restrictions on such Shares have lapsed.

(c)                                  Transferability.  Except as provided in this Section 7, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

(d)                                 Other Restrictions.  The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

(e)                                  Vesting Requirements.  Except as otherwise provided in this Section 7, Shares of Restricted Stock covered by each Restricted Stock grant made under the 2007 Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction.  The restrictions will lapse at a rate determined by the Administrator; provided, however, that except as otherwise provided in Section 14(c), Shares of Restricted Stock (other than Restricted Stock granted pursuant to a stockholder approved exchange program) will not vest more rapidly than one-third (1/3rd) of the total number of Shares of Restricted Stock subject to an Award each year from the date of grant (or, with respect to an Award granted to a Participant in connection with or as part of his or her initial employment with the Company or any Parent or Subsidiary of the Company, the date a Participant commences employment the Company or any Parent or Subsidiary of the Company), unless the Administrator determines that the Award is to vest upon the achievement of performance criteria and the period for measuring such performance will cover at least twelve (12) months.

(f)                                    Voting Rights.  During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

(g)                                 Dividends and Other Distributions.  During the Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement.  If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

(h)                                 Return of Restricted Stock to Company.  On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and will be available for grant under the 2007 Plan.

8.                                       Restricted Stock Units.

(a)                                  Grant.  Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator.  Each Restricted Stock Unit grant will be evidenced by an Award Agreement that will specify such other terms and conditions as the Administrator, in its sole discretion, will determine, including all terms, conditions, and restrictions related to the grant, the number of Restricted Stock Units and the form of payout, which, subject to Section 8(d), may be left to the discretion of the Administrator.  Notwithstanding anything to the contrary in this subsection (a), during any fiscal year of the Company, no Participant may receive more than an aggregate of 200,000 Restricted Stock Units; provided, however, that in connection with a Participant’s initial service as an Employee, an Employee may be granted an aggregate of up to an additional 300,000 Restricted Stock Units.

(b)                                 Vesting Criteria and Other Terms.  The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant; provided, however, that except as otherwise provided in Section 14(c), an Award of Restricted Stock Units (other than Restricted Stock Units granted pursuant to a stockholder approved exchange program) will not vest more rapidly than one-third (1/3rd) of the total number of Restricted Stock Units subject to an Award each year from the date of grant (or, with respect to an Award granted to a Participant in connection with or as part of his or her initial employment with the Company or any Parent or Subsidiary of the Company, the date a Participant commences employment the Company or any Parent or Subsidiary of the Company), unless the Administrator determines that the

Award is to vest upon the achievement of performance criteria and the period for measuring such performance will cover at least twelve (12) months.  The Administrator may set vesting criteria based upon the achievement of Company-wide, business unit, or individual goals (including, but not limited to, continued employment), or any other basis determined by the Administrator in its discretion.

(c)                                  Earning Restricted Stock Units.  Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as specified in the Award Agreement.  Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.

(d)                                 Form and Timing of Payment.  Payment of earned Restricted Stock Units will be made as soon as practicable after the date(s) set forth in the Award Agreement.  The Administrator, in its sole discretion, may pay earned Restricted Stock Units in cash, Shares, or a combination thereof.

(e)                                  Cancellation.  On the date set forth in the Award Agreement, all unearned Restricted Stock Units will be forfeited to the Company.

9.                                       Stock Appreciation Rights.

(a)                                  Grant of Stock Appreciation Rights.  Subject to the terms and conditions of the 2007 Plan including, but not limited to, Sections 4(b)(iii) and (vi) of the 2007 Plan, a Stock Appreciation Right may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.

(b)                                 Number of Shares.  The Administrator will have complete discretion to determine the number of Stock Appreciation Rights granted to any Participant, provided that during any Fiscal Year, no Participant may be granted Stock Appreciation Rights covering more than 1,000,000 Shares.  Notwithstanding the foregoing limitation, in connection with a Participant’s initial service as an Employee, an Employee may be granted Stock Appreciation Rights covering up to an additional 1,000,000 Shares.

(c)                                  Exercise Price and Other Terms.  The Administrator, subject to the provisions of the 2007 Plan, will have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under the 2007 Plan, provided, however, that the exercise price will be not less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant.  The exercise price for a Stock Appreciation Right may not be reduced without the consent of the Company’s stockholders.  This will include, without limitation, a repricing of the Stock Appreciation Right as well as an exchange program whereby the Participant agrees to cancel an existing Stock Appreciation Right in exchange for cash, an Option, Stock Appreciation Right or other Award.

(d)                                 Stock Appreciation Right Agreement.  Each Stock Appreciation Right grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the Stock Appreciation Right, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(e)                                  Expiration of Stock Appreciation Rights.  A Stock Appreciation Right granted under the 2007 Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement; provided, however, that the term will be no more than seven (7) years from the date of grant thereof.  Notwithstanding the foregoing, the rules of Section 6(e) also will apply to Stock Appreciation Rights.

(f)                                    Payment of Stock Appreciation Right Amount.  Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

(i)                                     The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(ii)                                  The number of Shares with respect to which the Stock Appreciation Right is exercised.

At the discretion of the Administrator, the payment upon Stock Appreciation Right exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

10.                                 Performance Units and Performance Shares.

(a)                                  Grant of Performance Units/Shares.  Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion.  The Administrator will have complete discretion in determining the number of Performance Units/Shares granted to each Participant provided that during any Fiscal Year, (i) no Participant may receive Performance Units having an initial value greater than $2,000,000, and (ii) no Participant may receive more than 200,000 Performance Shares.

Notwithstanding the foregoing limitation, in connection with a Participant’s initial service as an Employee, an Employee may be granted up to an additional 300,000 Performance Shares.

(b)                                 Value of Performance Units/Shares.  Each Performance Unit will have an initial value that is established by the Administrator on or before the date of grant.  Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant.

(c)                                  Performance Objectives and Other Terms.  The Administrator will set performance objectives or other vesting provisions; provided, however, that except as otherwise provided in Section 14(c), Performance Shares/Units (other than Performance Shares/Units granted pursuant to a stockholder approved exchange program) will not vest more rapidly than one-third (1/3rd) of the total number of Performance Shares/Units subject to an Award each year from the date of grant (or, with respect to an Award granted to a Participant in connection with or as part of his or her initial employment with the Company or any Parent or Subsidiary of the Company, the date a Participant commences employment the Company or any Parent or Subsidiary of the Company), unless the Administrator determines that the Award is to vest upon the achievement of performance criteria and the period for measuring such performance will cover at least twelve (12) months.  The Administrator may set vesting criteria based upon the achievement of Company-wide, business unit, or individual goals (including, but not limited to, continued employment), or any other basis determined by the Administrator in its discretion.

(d)                                 Earning of Performance Units/Shares.  After the applicable Performance Period has ended, the holder of Performance Units/Shares will be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved.  After the grant of a Performance Unit/Share, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such Performance Unit/Share.

(e)                                  Form and Timing of Payment of Performance Units/Shares.  Payment of earned Performance Units/Shares will be made as soon as practicable after the expiration of the applicable Performance Period.  The Administrator, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination thereof.

(f)                                    Cancellation of Performance Units/Shares.  On the date set forth in the Award Agreement, all unearned or unvested Performance Units/Shares will be forfeited to the Company, and again will be available for grant under the 2007 Plan.

11.                                 Performance Goals.  The granting and/or vesting of Awards of Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units and other incentives under the 2007 Plan may be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Section 162(m) of the Code and may provide for a targeted level or levels of achievement (“Performance Goals”).  Performance Goals may fall within one or more of the following categories:

(a)                                  Financial Measures.  Cash flow; cash position; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings per Share; economic profit; economic value added; equity or stockholder’s equity; market share; net income; net profit; net sales; operating earnings; operating income; profit before tax; ratio of debt to debt plus equity; ratio of operating earnings to capital spending; sales growth; return on net assets; or total return to stockholders.

(b)                                 Sales and Marketing Measures.  Number and/or type of design wins, unit, revenue or gross margin/gross profit goals by market or by customer.

(c)                                  Research and Development Goals.  Achievement of specific product design, specification or performance targets.

(d)                                 Production goals.  Achievement of specific unit, yield or cost reduction targets.

(e)                                  Hiring Goals.  Recruiting of specified personnel with valuable skills and/or experience. Any Performance Goals may be used to measure the performance of the Company as a whole or one part of the Company’s business and may be measured relative to a peer group or to an index. The Performance Goals may differ from Participant to Participant and from Award to Award.  Prior to the Determination Date, the Administrator will determine whether any significant element(s) will be included in or excluded from the calculation of any Performance Goal with respect to any Participant.  In all other respects, Performance Goals will be calculated in accordance with the Company’s financial statements, generally accepted accounting principles, or under a methodology established by the Administrator prior to the issuance of an Award.

12.                                 Leaves of Absence.  Unless the Administrator provides otherwise, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence.  A Service Provider will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary.  For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract.  If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three (3) months following the 91st day of such leave, any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.

13.                                 Transferability of Awards.  Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant.  If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate. Notwithstanding anything to the contrary in the Plan, in no event will the Administrator have the right to determine and implement the terms and conditions of any Award Transfer Program without stockholder approval.

14.                                 Adjustments; Dissolution or Liquidation; Merger or Change in Control.

(a)                                  Adjustments.  In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the 2007 Plan, shall adjust the number and class of Shares that may be delivered under the 2007 Plan and/or the number, class, and price of Shares covered by each outstanding Award, and the numerical Share limits set forth in Sections 3, 6, 7, 8, 9 and 10.

(b)                                 Dissolution or Liquidation.  In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction.  To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

(c)                                  Change in Control.  In the event of a Change in Control, each outstanding Award will be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation (the “Successor Corporation”).  In the event that the Successor Corporation refuses to assume or substitute for the Award, the Participant will fully vest in and have the right to exercise all of his or her outstanding Options and Stock Appreciation Rights, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock will lapse, and, with respect to Restricted Stock Units, Performance Shares and Performance Units, all Performance Goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met.  In addition, if an Option or Stock Appreciation Right is not assumed or substituted for in the event of a Change in Control, the Administrator will notify the Participant in writing or electronically that the Option or Stock Appreciation Right will be fully vested and exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or Stock Appreciation Right will terminate upon the expiration of such period.

With respect to Awards granted to Outside Directors that are assumed or substituted for, if on the date of or following such assumption or substitution the Participant’s status as a Director or a director of the Successor Corporation, as applicable, is terminated other than upon a voluntary resignation by the Participant, then the Participant will fully vest in and have the right to exercise Options and/or Stock Appreciation Rights as to all of the Shares subject thereto, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock will lapse, and, with respect to Restricted Stock Units, Performance Shares and Performance Units, all Performance Goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met.

For the purposes of this subsection (c), an Award will be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) or, in the case of a Stock Appreciation Right upon the exercise of which the Administrator determines to pay cash or a Performance Share or Performance Unit which the Administrator can determine to pay in cash, the fair market value of the consideration received in the merger or Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the Successor Corporation, the Administrator may, with the consent of the Successor Corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Performance Share or Performance Unit, for each Share subject to such Award (or in the case of Performance Units, the number of implied shares determined by dividing the value of the Performance Units by the per share consideration received by holders of Common Stock in the Change in Control), to be solely common stock of the Successor Corporation equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.

Notwithstanding anything in this Section 14(c) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more Performance Goals will not be considered assumed if the Company or its successor modifies any of such Performance Goals without the Participant’s consent; provided, however, a modification to such Performance Goals only to reflect the Successor Corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

15.                                 Tax Withholding

(a)                                  Withholding Requirements.  Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local, foreign or other taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof).

(b)                                 Withholding Arrangements.  The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (without limitation) (a) paying cash, (b) electing to have the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the amount required to be withheld, (c) delivering to the Company already-owned Shares having a Fair Market Value equal to the amount required to be withheld, or (d) selling a sufficient number of Shares otherwise deliverable to the Participant through such means as the Administrator may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld.  The amount of the withholding requirement will be deemed to include any amount which the Administrator agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined.  The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

16.                                 No Effect on Employment or Service.  Neither the 2007 Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company, nor will they interfere in any way with the Participant’s right or the Company’s right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.

17.                                 Date of Grant.  The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator.  Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

18.                                 Term of 2007 Plan.  Subject to Section 22 of the 2007 Plan, the 2007 Plan will become effective upon its adoption by the Board.  It will continue in effect for a term of ten (10) years unless terminated earlier under Section 19 of the 2007 Plan.

19.                                 Amendment and Termination of the 2007 Plan.

(a)                                  Amendment and Termination.  The Administrator may at any time amend, alter, suspend or terminate the 2007 Plan.

(b)                                 Stockholder Approval.  The Company will obtain stockholder approval of any 2007 Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c)                                  Effect of Amendment or Termination.  No amendment, alteration, suspension or termination of the 2007 Plan will impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company.  Termination of the 2007 Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the 2007 Plan prior to the date of such termination.

20.                                 Conditions Upon Issuance of Shares.

(a)                                  Legal Compliance.  Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

(b)                                 Investment Representations.  As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

21.                                 Inability to Obtain Authority.  The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority will not have been obtained.

22.                                 Stockholder Approval.  The 2007 Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the 2007 Plan is adopted.  Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. M37703-P15155 OMNIVISION TECHNOLOGIES, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERS SEPTEMBER 29, 2011 The stockholder(s) hereby appoint(s) Shaw Hong and Y. Vicky Chou, or either of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Omnivision Technologies, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m., Pacific Time on September 29, 2011, at 4275 Burton Drive, Santa Clara, CA 95054, and any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, FOR THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING APRIL 30, 2012, FOR THE APPROVAL OF THE AMENDMENT TO THE COMPANY'S 2007 EQUITY INCENTIVE PLAN, THE APPROVAL OF THE 2007 EQUITY INCENTIVE PLAN FOR PURPOSES OF CODE SECTION 162 (M) AND THE APPROVAL OF OTHER CHANGES TO THE 2007 EQUITY INCENTIVE PLAN, FOR THE ADVISORY VOTE ON EXECUTIVE COMPENSATION, FOR 1 YEAR ON THE ADVISORY VOTE ON THE FREQUENCY OF HOLDING AN ADVISORY VOTE ON EXECUTIVE COMPENSATION AND, AS SAID PROXIES DEEM ADVISABLE, ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, INCLUDING, AMONG OTHER THINGS, CONSIDERATION OF ANY MOTION MADE FOR ADJOURNMENT OF THE MEETING. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE If you vote by the Internet or by phone, please DO NOT mail back this proxy card. THANK YOU FOR YOUR VOTE! Address Changes/Comments: ______________________________________________________________________________ ________________________________________________________________________________________________________ (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) CONTINUED AND TO BE SIGNED ON REVERSE SIDE

OMNIVISION TECHNOLOGIES, INC. ATTN: Y. VICKY CHOU 4275 BURTON DRIVE SANTA CLARA, CA 95054 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on September 28, 2011. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS If you would like to reduce the costs incurred by OmniVision Technologies, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on September 28, 2011. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to OmniVision Technologies, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: M37702-P15155 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY OMNIVISION TECHNOLOGIES, INC. For Withhold For All A. Proposal 1 - Election of Directors All All Except The Board of Directors recommends a vote FOR 0 0 0 the listed nominees. 1. Election of Class II Directors NOMINEES: 01) Wen-Liang William Hsu 02) Henry Yang B. Proposal 2 – Ratification of Independent Registered Public Accounting Firm To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. D. Proposal 4 – Advisory Vote on Executive Compensation The Board of Directors recommends a vote FOR Proposal 4. For Against Abstain The Board of Directors recommends a vote FOR Proposal 2. For Against Abstain 2. Ratification of PricewaterhouseCoopers LLP as the 0 0 0 Company's independent registered public accounting firm for the fiscal year ending April 30, 2012. C. Proposal 3 – Approval of the Amended 2007 Equity Incentive Plan The Board of Directors recommends a vote FOR Proposal 3. 4. Approval of advisory resolution regarding the 0 0 0 compensation of the Company's executive officers. E. Proposal 5 – Advisory Vote on the Frequency of Holding an Advisory Vote on Executive Compensation The Board of Directors recommends a vote for 1 YEAR on Proposal 5. 1 Year 2 Years 3 Years Abstain 3. Approval of an amendment to the Company's 2007 0 0 Equity Incentive Plan to increase the number of shares available for issuance thereunder by 7,200,000 shares, approval of the 2007 Equity Incentive Plan for purposes of Code Section 162(m) and approval of other changes to the 2007 Equity Incentive Plan. For address changes and/or comments, please check this box and write them on the back where indicated. Please indicate if you plan to attend this meeting. 0 0 0 5. Advisory vote on the frequency with which 0 0 0 0 stockholders will vote on a non-binding resolution to approve the compensation of the Company's executive officers in future years. Each joint owner should sign. Signatures should correspond with the names printed on 0 this proxy card. Attorneys, executors, administrators, guardians, trustees, corporate officers or others signing in a representative capacity should give full title. In their discretion, the Proxies are authorized to vote on such other business as may properly come before the meeting or any postponement or adjournment thereof. Yes No Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date